UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Schlumberger N.V. (Schlumberger Limited)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Schlumberger Limited

5599 San Felipe, 17th Floor

Houston, Texas 77056

42, rue Saint-Dominique

75007 Paris, France

Parkstraat 83

2514 JG The Hague

The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS To Be Held April 9, 2008

February    , 2008

The Annual General Meeting of Stockholders of Schlumberger Limited (Schlumberger N.V.) will be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao, Netherlands Antilles, on Wednesday, April 9, 2008 at 10:30 in the morning (Curaçao time), for the following purposes:

1.	To elect 12 directors.

2.	To report on the course of business during the year ended December 31, 2007, to approve the Company’s Consolidated Balance Sheet as at December 31, 2007, its Consolidated Statement of Income for the year ended December 31, 2007, and the declaration of dividends by the Board of Directors as reflected in the Company’s 2007 Annual Report to Stockholders.

3.	To approve the adoption of the Schlumberger 2008 Stock Incentive Plan.

4.	To approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of the Company for 2008.

Action will also be taken upon such other matters as may come properly before the meeting.

The close of business on February 20, 2008 has been fixed as the record date for the meeting. All holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Stockholders to Be Held on April 9, 2008: This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the 2007 Annual Report to Stockholders, are available free of charge on the Company’s website at http://investorcenter.slb.com.

By order of the Board of Directors,
ELLEN SUMMER
Secretary

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card included by your broker. Brokers cannot vote for Item 3 without your instructions.

PROXY STATEMENT

February    , 2008

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Schlumberger Limited (Schlumberger N.V.) (“Schlumberger” or the “Company”) of proxies to be voted at the 2008 Annual General Meeting of Stockholders. The approximate mailing date of this proxy statement is February    , 2008. Business at the meeting is conducted in accordance with the procedures determined by the Chairman of the meeting and is generally limited to matters properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder in accordance with specified requirements requiring advance notice and disclosure of relevant information.

The Schlumberger 2007 Annual Report to Stockholders is included in this package as a separate document. The Company’s Consolidated Balance Sheet as at December 31, 2007, its Consolidated Statement of Income for the year ended December 31, 2007 and the supplemental financial information with respect to dividends included in the Annual Report are incorporated by reference as part of this proxy soliciting material.

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $12,000 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

Proxies and Voting Procedures

Each stockholder of record at the close of business on February 20, 2008 is entitled to one vote for each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of Computershare Trust Company, N.A. (“Computershare”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are considered beneficial owners. On February 20, 2008, there were                      outstanding shares of common stock of Schlumberger, excluding                     shares held in treasury.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in the Netherlands Antilles and, as provided by Netherlands Antilles law, meetings of stockholders are held in the Netherlands Antilles. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Fifty percent of the outstanding shares, exclusive of shares held in treasury, must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting. Abstentions and broker non-votes (described below) are counted for determining the presence of a quorum. If a quorum is not present at the meeting, the Board may call a second General Meeting at which the quorum requirement will not apply.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If specific instructions are not received, brokers may generally vote the shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Under the rules of the New York Stock Exchange, brokers will have discretion to vote on the election of directors and Items 2 and 4. Brokers cannot vote on Item 3 without instructions from the beneficial owners.

Stockholders with shares registered in their names with Computershare and participants who hold shares in the Schlumberger Discounted Stock Purchase Plan may authorize a proxy by:

•	The internet at the following internet address: http://www.investorvote.com/slb;
•	Telephonically in the United States by calling toll-free 1-800-652-8683 or outside the United States by calling collect 1-781-575-2300 on a touch tone phone; or
•	Completing and mailing the enclosed proxy card.

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on April 8, 2008. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in a program that also permits beneficial stockholders to direct their vote by the internet or telephone. If shares are held in an account at a bank or brokerage firm that participates in such a program, beneficial stockholders may direct the vote of these shares by the internet or telephone by following the instructions on the voting form.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

1. Election of Directors

It is intended that the number of directors be fixed at 12 and that the stockholders elect a Board of Directors of 12 members, each to hold office until the next Annual General Meeting of Stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees is now a director and was previously elected by the stockholders. Unless instructed otherwise, the proxies will be voted for the election of the 12 nominees named below. If any nominee is unable or unwilling to serve, proxies may be voted for another person designated by the Board of Directors. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected. Mr. Talwar is not standing for re-election due to the time commitment required by other professional responsibilities.

A majority of the votes cast is required to elect each nominee for director.

The Board of Directors Recommends a Vote FOR All Nominees.

The Board of Directors’ nominees for election to the Board, together with information furnished by them with respect to their business experience, and other information regarding them, are set forth below:

Nominee, Age and Five-Year Business Experience	Director Since
PHILIPPE CAMUS, 59; Co-Managing Partner, Société Lagardère, a French media and technology company, since March 1998, and Senior Managing Director, Evercore Partners Inc., an advisory and investment firm, since January 2006; co-Chief Executive Officer of the European Aeronautic Defence & Space Company, an aerospace and defense contractor, from July 2000 to July 2005, New York, New York (1)	2007

JAMIE S. GORELICK, 57; Partner, Wilmer Cutler Pickering Hale and Dorr LLP, an international law firm, since July 2003; Vice Chair of Fannie Mae, financing of U.S. home mortgages, from May 1997 to July 2003, Washington, D.C. (2)	2002

ANDREW GOULD, 61; Chairman and Chief Executive Officer since February 2003 (3)	2002

TONY ISAAC, 66; Retired; Former Chief Executive of The BOC Group plc, an international group with three business segments consisting of Gases and Related Products, Vacuum Technology and Supply Chain Solutions, from September 1999 to October 2006, Surrey, U.K. (4)	2003

NIKOLAY KUDRYAVTSEV, 57; Rector, Moscow Institute of Physics and Technology, since June 1997, Moscow, Russia (5)	2007

ADRIAN LAJOUS, 64; Senior Energy Advisor, McKinsey & Company, Houston, Texas, and President of Petrométrica, an energy consulting company, since January 2001, Mexico City (6)	2002

Nominee, Age and Five-Year Business Experience	Director Since
MICHAEL E. MARKS, 57; Managing Partner, Bigwood Capital, LLC, a private equity firm, since March 2007, Palo Alto, California; Senior Advisor of Kohlberg Kravis Roberts & Co., a private equity firm, from January 2007 to January 2008 and Member from January 2006 to January 2007, Menlo Park, California; Chief Executive Officer of Flextronics, an electronics manufacturing services company, from January 1994 to January 2006 and Chairman of the Board from January 2006 to January 2008 and from July 1993 to January 2003, Singapore (7)	2005

DIDIER PRIMAT, 63; President, Primwest Holding N.V., an investment management company, Curaçao, Netherlands Antilles (8)	1988

LEO RAFAEL REIF, 57; Provost, Chief Academic Officer and Chief Budget Officer, Massachusetts Institute of Technology, since August 2005, Head of Electrical Engineering and Computer Science Department, from September 2004 to July 2005, and Associate Department Head for Electrical Engineering, Department of Electrical Engineering and Computer Science from January 1999 to August 2004, Cambridge, Massachusetts	2007

TORE I. SANDVOLD, 60; Chairman, Sandvold Energy AS, an advisory company in the energy business, since September 2002; Chairman of the Board of Petoro AS, a Norwegian state-owned oil company, from May 2001 to September 2002 (9)	2004

NICOLAS SEYDOUX, 68; Chairman, Gaumont, a French filmmaking enterprise, Paris (8) (10)	1982

LINDA GILLESPIE STUNTZ, 53; Partner, Stuntz, Davis & Staffier P.C., a law firm, Washington, D.C. (11)	1993

(1)	Mr. Camus is a director of Accor S.A., a hotel and tourism related company, where he serves on its Audit Committee and its Compensation Committee, and a director of Credit Agricole, a banking company, where he is a member of the Audit Committee and Chairman of the Compensation Committee.

(2)	Ms. Gorelick is a director of United Technologies Corporation, a provider of high technology products and services, where she serves on its Finance and Public Issues Review Committees, and serves on the boards of the John D. and Catherine T. MacArthur Foundation and the Carnegie Endowment for International Peace. She is a member of the Council on Foreign Relations.

(3)	Mr. Gould is a director of Rio Tinto plc and Rio Tinto Limited, a mineral resources group, and is Chairman of its Audit Committee and a member of its Remuneration Committee.

(4)	Mr. Isaac is senior independent director of International Power plc, an independent power producer, and is Chairman of its Audit Committee and serves on its Remuneration and Appointments Committees; and senior independent director of the Hogg Robinson Group, a corporate travel services company, where he serves on its Remuneration Committee and is Chairman of its Audit Committee.

(5)	Mr. Kudryavtsev is a member of the Russian Academy of Sciences and a member of the Council of the Ministry of Education and Science of Russia for Scientific Programs.

(6)	Mr. Lajous is a director of Ternium, S.A., a flat and long steel producer headquartered in Luxembourg, and a member of its Audit Committee; a director of Trinity Industries, Inc., a volume producer of freight and tank railcars in the United States and Mexico; and Chairman of Oxford Institute for Energy Studies, Oxford, U.K.

(7)	Mr. Marks is a director at SanDisk, a memory products company headquartered in California, and a member of its Compensation and Nominating and Governance Committees; a director of Crocs, Inc., a specialty shoe manufacturer, and a member of its Compensation Committee; and a director of Sun Microsystems, Inc., a network computing infrastructure product and service company, and a member of its Audit Committee. Mr. Marks also serves on several private company boards.

(8)	Mr. Primat and Mr. Seydoux are cousins.

(9)	Mr. Sandvold is a director of Teekay Shipping Corporation, a leading provider of international crude oil and petroleum product transportation services, where he is a member of its Audit Committee, and also serves on the boards of Lambert Energy Advisory Ltd., E.on Rührgas Norge AS, Energy Policy Foundation of Norway, Stavanger University and Offshore Northern Seas (ONS).

(10)	Mr. Seydoux is a director of Arte, a Franco-German TV company.

(11)	Mrs. Stuntz is a director of Raytheon Company, a defense technology company, where she serves on its Audit Committee and is Chair of its Public Affairs Committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to persons known by the Company to be the beneficial owners of 5% or more of the Company’s common stock.

Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percentage of Class
%
%

The following lists the shares of Schlumberger common stock beneficially owned as of January 31, 2008 by all directors and nominees, by each of the named executive officers, and by the directors, director nominees and executive officers as a group. Except as footnoted, each individual has sole voting and investment power over the shares listed by that individual’s name. As of January 31, 2008, no nominee for director owned more than 1% of the outstanding shares of the Company’s common stock, except Mr. Primat who owned 2.7%. All directors, director nominees and executive officers as a group owned 3.3% of the outstanding shares of the common stock of the Company at January 31, 2008.

Name	Shares
Simon Ayat	382,982	(1)
Ashok Belani	81,000	(2)
Dalton Boutte	654,396	(3)
Philippe Camus	3,000
Jamie S. Gorelick	19,200	(4)
Andrew Gould	3,683,542	(5)
Tony Isaac	10,000	(6)
Nikolay Kudryavtsev	2,000
Adrian Lajous	10,380	(7)
Michael E. Marks	22,000
Jean-Marc Perraud	148,014	(8)
Didier Primat	32,181,256	(9)
Leo Rafael Reif	2,000
Tore I. Sandvold	14,000
Chakib Sbiti	735,568	(10)
Nicolas Seydoux	489,320	(11)
Linda Gillespie Stuntz	24,200	(12)
Rana Talwar	10,000
All directors, director nominees and executive officers as a group (28 persons)	39,223,819	(13)

(1)	Includes 345,000 shares which may be acquired by Mr. Ayat within 60 days through the exercise of stock options.

(2)	Includes 60,000 shares which may be acquired by Mr. Belani within 60 days through the exercise of stock options.

(3)	Includes 590,760 shares which may be acquired by Mr. Boutte within 60 days through the exercise of stock options.

(4)	Excludes 11,000 shares which Ms. Gorelick deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(5)	Includes 2,635,722 shares which may be acquired by Mr. Gould within 60 days through the exercise of stock options and 246,000 pledged shares.

(6)	Excludes 5,000 shares which Mr. Issac deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(7)	Held through a limited liability company in which Mr. Lajous has an indirect interest, and excludes 6,000 shares for which he deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(8)	Includes 90,000 shares which may be acquired by Mr. Perraud within 60 days through the exercise of stock options.

(9)	Includes 1,120,000 shares as to which Mr. Primat shares investment power, 7,848,016 shares held for account of the minor children of Mr. Primat as to which he has joint voting and investment power, and 1,000,000 pledged shares.

(10)	Includes 700,000 shares which may be acquired by Mr. Sbiti through the exercise of stock options.

(11)	Excludes 30,728 shares owned by Mr. Seydoux’s wife, as to which he has no voting and investment power, and includes 200,000 pledged shares.

(12)	Includes 6,000 shares as to which Mrs. Stuntz shares voting power and 600 shares owned by a minor child in a trust for which Mrs. Stuntz serves as trustee and excludes 3,400 shares which she deferred under the Stock and Deferral Plan for Non-Employee Directors.

(13)	Includes 4,998,554 shares which may be acquired by executive officers as a group within 60 days through the exercise of stock options and excludes 56,128 shares for which directors deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes, based upon a review of the forms filed by its officers and directors, that during 2007 all of its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934, except for a late Form 3 filing by Ashok Belani reporting shares held under the SL International Staff Profit Sharing Plan, which were omitted from his original Form 3 filing.

Director Stock Ownership Guidelines

The Board believes that ownership of Schlumberger stock by Board members aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established a guideline that, within five years after April 22, 2004 or after joining the Board (whichever is later), each Board member must own at least 10,000 shares or restricted stock units.

Corporate Governance

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance principles that the Board believes promote the effective functioning of the Board, its committees and the Company.

Majority Voting for Directors

Schlumberger’s Articles of Incorporation provide that director nominees must be elected at a general meeting of stockholders by a majority of votes cast.

Director Independence

The Board of Directors has determined that each director is independent, as defined for purposes of the New York Stock Exchange’s listing standards, other than Mr. Gould, who is Chairman and Chief Executive Officer of Schlumberger. In making this determination, the Board affirmatively determined that each independent director has no material relationship with Schlumberger or management, and that none of the express disqualifications contained in the NYSE rules applied to any of them. As contemplated by NYSE rules, the Company has categorical standards to assist the Board in making independence determinations, under which relationships that fall within the categorical standards are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The Board, however, considers all material relationships with each director in making its independence determinations. A relationship falls within the current categorical standards if it:

•	Is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or
•	Is a type of relationship addressed in Item 404 of Regulation S-K of the Securities and Exchange Commission, but under that item does not require disclosure; or
•

Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

None of the independent directors has ongoing relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.

Director Nominations

The Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders. In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from security holders is the same as its process for unsolicited recommendations from other sources. All potential director nominees must be considered by the Nominating and Governance Committee before being contacted by other Company directors or officers as possible nominees and before having their names formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by security holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to Chair, Nominating and Governance Committee, in care of the Secretary, Schlumberger Limited, 5599 San Felipe, 17th Floor, Houston, Texas 77056 by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors, customers, or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Nominating and Governance Committee also believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity.

Meetings of the Board of Directors and its Committees

During 2007, the Board of Directors held five meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Technology Committee. During 2007, the Audit Committee met five times; the Compensation Committee met five times; the Finance Committee met four times; the Nominating and Governance Committee met four times; and the Technology Committee met twice. All incumbent director nominees attended at least 75% of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served except Didier Primat, who attended 56% of the meetings due to diagnosis of a medical condition and subsequent surgical procedures. From time to time between meetings, board and committee members may confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with the independent consultants on behalf of the relevant committee.

Board meetings have historically been held on the third Thursday of January, April, July and October, and committee meetings have been held on the day before each Board meeting. In 2006, the Board also began meeting on the first Thursday of June without any associated committee meetings to discuss topics of significance, such as business strategy, and to visit company facilities. Additional meetings of the Board are held from time to time as required.

Board Committees

Members of the Committees of the Board of Directors

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Technology Committee
Philippe Camus	X
Jamie S. Gorelick		X		X
Andrew Gould
Tony Isaac	X*			X
Nikolay Kudryavtsev					X
Adrian Lajous	X	X	X
Michael Marks		X	X
Didier Primat				X
Leo Rafael Reif					X
Tore I. Sandvold			X		X
Nicolas Seydoux		X	X*
Linda Gillespie Stuntz		X*	X
Rana Talwar (1)	X			X*

*	Chair
(1)	Mr. Talwar is not standing for re-election due to the time commitment required by other professional responsibilities.

Audit Committee

The Audit Committee consists of four independent directors who meet the independence and other requirements of the New York Stock Exchange’s listing standards. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent registered public accounting firm’s qualifications, independence, performance and related matters, and the performance of Schlumberger’s internal audit function. The authority and responsibilities of the Audit Committee include the following:

•	recommend for stockholder approval the independent registered public accounting firm to audit the accounts of the Company for the year;
•	evaluate the independence and qualification of the independent registered public accounting firm;
•	review with the independent registered public accounting firm the scope and results of its audit, and any audit problems or difficulties and management’s response;
•	discuss the Schlumberger annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;
•

review with management, the internal audit department and the independent registered public accounting firm the adequacy and effectiveness of the Company’s disclosure and internal control procedures, including any material changes or deficiencies in such controls;

•	discuss with management Schlumberger’s risk assessment and risk management policies;
•

discuss with management and the independent registered public accounting firm Schlumberger’s earnings press releases, as well as the type of financial information and earnings guidance, if any, provided to analysts and rating agencies;

•

review Schlumberger’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements;

•	set policies for the hiring of employees or former employees of the Company’s independent registered public accounting firm;
•

review with the internal audit department the status and results of the annual internal audit plan, assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources;

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, as well as for confidential, anonymous submission by employees, and others, if requested, of concerns regarding questionable accounting or auditing matters; and

•	prepare an annual audit committee report for the Schlumberger annual proxy statement.

The independent registered public accounting firm is accountable to the Audit Committee. The Audit Committee pre-approves all engagements, fees and terms for audit and other services provided by the Company’s independent registered public accounting firm.

The Board of Directors has determined that Messrs. Camus, Isaac, Lajous and Talwar, who are independent under applicable New York Stock Exchange listing standards, are “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/content/about/audit_committee.asp?. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

Compensation Committee

The Compensation Committee consists of five independent directors who meet the independence requirements of the New York Stock Exchange’s listing standards. The purpose of the Compensation Committee is to assist Schlumberger’s Board of Directors in discharging its responsibilities with regard to executive compensation, periodically review non-executive directors’ compensation, oversee Schlumberger’s general compensation philosophy, serve as the administrative committee under Schlumberger’s stock plans and prepare the annual Compensation Committee Report required by the rules of the Securities and Exchange Commission. The authority and responsibilities of the Compensation Committee include the following:

•

review and approve the objectives, evaluate the performance, and review and recommend the compensation of the Company’s Chief Executive Officer to the full Board meeting in an executive session of independent directors. The Compensation Committee bases its recommendations regarding CEO compensation on:

•	CEO performance in light of those objectives;
•	the Company’s financial and business performance, and relative stockholder returns;
•	the CEO’s compensation in prior years; and
•	the Company’s objective to be competitive with comparable peer group companies;
•

review and approve the evaluation process and compensation structure for the Company’s executive officers and approve their annual compensation, including salary, annual cash incentive and long-term incentives;

•	select appropriate peer groups against which the Company’s executive compensation is compared;
•

review incentive compensation and equity based plans, and advise management and the Board of Directors on the design and structure of the Company’s compensation and benefits programs and policies and recommend changes to the Board;

•	administer and make awards under the Company’s stock option plans and review and approve annual stock allocation under those plans;
•

monitor trends and best practices in director compensation and stock ownership guidelines and recommend changes to the Board as it deems appropriate in accordance with the Corporate Governance Guidelines;

•

monitor and review the Company’s overall compensation and benefits program design to ensure continued competitiveness and consistency with established Company compensation philosophy, corporate strategy and objectives and alignment with stockholder interests;

•	review and make recommendations to the Board regarding people-related strategies and initiatives, such as recruitment, retention and diversity management;
•	establish stock ownership guidelines for executive officers and other key position holders;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement to stockholders; and
•	submit a Compensation Committee Report recommending to the Board that the CD&A be included in the proxy.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, New York Stock Exchange listing standards and Schlumberger’s governing documents.

The Compensation Committee has retained Towers Perrin as an independent consultant with respect to executive compensation matters. The consultant reports to and acts at the direction of the Compensation Committee. Schlumberger management does not direct or oversee the activities of Towers Perrin with respect to the Company’s executive compensation program and has not engaged Towers Perrin for any other matter. Towers Perrin prepares compensation surveys for review by the Compensation Committee in October in advance of the annual executive officer compensation review each January. Towers Perrin works with the Company’s human resources function to compare compensation paid to the Company’s executive officers with compensation paid for comparable positions at companies included in the surveys. Towers Perrin and the Company’s human resources function also compile annual compensation data for each executive officer. The Compensation Committee has also instructed Towers Perrin to prepare an analysis of each named executive officer’s compensation. The design and day-to-day administration of all compensation and benefits plans and related policies, as applicable to executive officers and salaried employees, are handled by teams of the Company’s human resources, finance and legal department employees.

The Compensation Committee evaluates all elements of executive officer compensation each January, after a review of financial and personal objectives with respect to the prior year’s results. The purpose is to determine if any changes in the officer’s compensation are appropriate. The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Committee the performance of the other executive officers, but no other executive officer has any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company. The Compensation Committee independently determines each executive officer’s mix of total direct compensation based on the factors described in “Compensation Discussion and Analysis—Elements of Compensation—Relative Size of Direct Compensation Elements.” Early in the calendar year, financial and personal objectives for each executive officer are determined for the current year. The Compensation Committee may, however, review and adjust salaries or grant stock options at other times as the result of new appointments or promotions during the year.

The following table summarizes the approximate timing of significant compensation events:

Event	Timing
Establish executive officer financial objective(s)	January of each fiscal year for current year

Establish executive officer personal objectives	Early in the first quarter of the fiscal year for current year

External consultants provide analysis for compensation committee to evaluate executive compensation	October of each year for compensation in the following fiscal year

Evaluate executive performance (achievement of objectives established in previous fiscal year) and recommend compensation based on those results	Results approved in January of each fiscal year for annual cash incentive with respect to prior year. Earned incentive paid in February.

Review and recommend base salary and determine stock option grants	January of each fiscal year for base salary for that year and for stock options to be granted in that year

Effective October 2007, the Compensation Committee assumed responsibility for assisting the Board in director compensation and benefit matters, which previously had been discharged by the Nominating and Governance Committee. The Compensation Committee has also retained Towers Perrin as an independent consulting firm with respect to director compensation matters. The consultant reports to and acts at the direction of the Compensation Committee. The consultant prepares an analysis of competitive non-employee director compensation levels and market trends using the same peer groups as those used in the executive compensation review.

The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/content/about/compensation_committee.asp?. Stockholders may also obtain a copy of the Compensation Committee’s charter, without charge, by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas, 77056.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of five independent directors who meet the independence requirements of the New York Stock Exchange’s listing standards. The authority and responsibilities of the Nominating and Governance Committee include the following:

•	lead the search for individuals qualified to become members of the Board;
•	evaluate the suitability of potential nominees for membership on the Board;
•	periodically review the qualifications and criteria taken into consideration in the evaluation of potential nominees for membership on the Board;
•

recommend to the Board the number and names of proposed nominees for election as director at the annual meeting of stockholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy;

•

consider the resignation of a director who has changed his or her principal occupation and inform the Board as to whether or not the Nominating and Governance Committee recommends that the Board accept the resignation;

•	review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members;
•

monitor trends and best practices in corporate governance, periodically review the corporate governance guidelines and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws, and in the policies and practices of the Board;

•	perform the functions of the Committee under the Company’s Policy with respect to Related Person Transactions;
•	quarterly review the Company’s Ethics and Compliance Program;
•	annually review and make recommendations to the Board regarding its process for evaluating the effectiveness of the Board and its committees;
•	oversee the annual assessment of Board effectiveness and report to the Board;
•	periodically review and make recommendations to the Board regarding new Director orientation and Director continuing education;
•	annually recommend to the Board committee membership and chairs, and review periodically with the Board committee rotation practices;
•

approve the membership of any executive officer on another listed company’s board, and receive timely information from non-employee directors of any new listed company board to which they have been nominated for election as director and of any change in their existing status as director on any other listed company board; and

•	advise the Board on succession planning.

The Nominating and Governance Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/content/about/nomgov_committee.asp?. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

Finance Committee

The Finance Committee advises the Board and management on various matters, including dividends, financial policies and the investment and reinvestment of funds. The authority and responsibilities of the Finance Committee include the following:

•	recommend investment and derivative guidelines for the cash and currency exposures of the Company and its subsidiaries;
•	review the actual and projected financial situation and capital needs of the Company as needed, regarding:
•	the capital structure of the Company, including the respective level of debt and equity, the sources of financing and equity, and the Company’s financial ratios and credit rating policy;
•	the Company’s dividend policy; and
•	the issuance and repurchase of Company stock;
•	review the insurance principles and coverage of the Company and its subsidiaries, as well as financing risks, including those associated with currency and interest rates;
•	review the investor relations and stockholder services of the Company;
•	review the financial aspects of any acquisitions submitted to the Board;
•	review the administration of the employee benefit plans of the Company and the performance of fiduciary responsibilities of the administrators of the plans; and
•	function as the Finance Committee for pension and profit-sharing trusts as required by U.S. law.

The Finance Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/content/about/finance_committee.asp?. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

Technology Committee

The Technology Committee advises the Board and management on various matters, including the following:

•	research and development: strategies and priorities; and
•	the quality and relevance of programs dealing with scientific research, development, information and manufacturing technology, systems integration and university relationships.

The Technology Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/content/about/tech_committee.asp?. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

Director Presiding at Executive Sessions

The Board of Directors schedules executive sessions without any management members present in conjunction with each regularly scheduled Board meeting, and at the request of a director. Mr. Nicolas Seydoux, Chair of the Nominating and Governance Committee, presides at these executive sessions of non-management directors.

Stockholder Communication with Board Members

The Board has established a process for interested parties to send communications, other than sales-related communications, to one or more of its members. Any such communication should be sent by letter addressed to any member or members of the Board to whom the communication is directed, in care of the Secretary, Schlumberger Limited, 5599 San Felipe, 17th Floor, Houston, Texas 77056. All such communications will be forwarded to the Board member or members specified.

Director Attendance at Annual General Meeting

The Board’s policy regarding director attendance at the Annual General Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2007, Mr. Lajous attended the Annual General Meeting.

Policies and Procedures for Approval of Related Person Transactions

In January 2007, the Board formally adopted a policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which:

•	the Company is a participant;
•	any related person has a direct or indirect material interest; and
•	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K.

The Nominating and Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying any related party transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Corporate Governance Guidelines and Code of Ethics

Copies of Schlumberger’s Corporate Governance Guidelines and Schlumberger’s Code of Ethics are available at the Company’s corporate governance website located at www.slb.com/ir. Stockholders may also obtain copies of Schlumberger’s Corporate Governance Guidelines and Schlumberger’s Code of Ethics without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

AUDIT COMMITTEE REPORT

During 2007, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and the independent registered public accounting firm, PricewaterhouseCoopers LLP, including matters raised by the independent registered public accounting firm pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and the requirements of the Public Company Accounting Oversight Board. However, as of the filing of this preliminary proxy statement, neither the audit of the financial statements nor the financial reporting are complete and further communication will occur. The Audit Committee will discuss with the Company’s management and independent registered public accounting firm the review of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission. The Audit Committee will review and discuss such other matters as it deems appropriate, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission and the New York Stock Exchange.

The Company’s independent registered public accounting firm will provide the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee will discuss PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing review and discussion, and relying on the expected representation of Company management and the expected independent registered public accounting firm’s report to the Audit Committee, the Audit Committee is expected to recommend that the Board include the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission when the audits by PricewaterhouseCoopers LLP are complete.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Philippe Camus	Adrian Lajous
Tony Isaac, Chair	Rana Talwar

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion & Analysis (“CD&A”) describes Schlumberger’s compensation policies and practices as they relate to the executive officers identified in the Summary Compensation Table below (the “named executive officers”) and the other executive officers. The purpose of the CD&A is to explain what the elements of compensation are; why the Compensation Committee selected these elements; and how the Compensation Committee determined the relative size of each element of compensation.

Executive Compensation Philosophy

Schlumberger’s longstanding compensation philosophy is intended to compensate senior executives and professional-level employees for demonstrable performance against goals that have been objectively set and measured. It is driven by the need to recruit, develop, motivate and retain top talent both in the short-term and long-term and to support the Company’s values in the areas of people, technology and profitability. Promotion from within is a key principle at Schlumberger, and a significant majority of executive officers have reached their current positions through career development in the Company. Diversity is a very important part of Schlumberger’s cultural philosophy, and Schlumberger believes its use of similar compensation packages at all levels is a strong factor in Schlumberger’s success with diversity.

In general, the same compensation philosophy is applied to all levels of exempt employees (usually employees in professional-level jobs), including the named executive officers. While the amounts of compensation may be different, each of the components of an exempt employee’s compensation package is the same and is applied using broadly the same methodology, which is described below. Exceptions to this principle are generally due to local (i.e., country-specific) requirements. Schlumberger compensation programs have been designed to ensure that the higher an executive’s position in the Company, the larger the amount of compensation at risk and subject to performance criteria aligned with creating return for stockholders.

Employees globally (including named executive officers) are included in an annual objectives-setting process and review, and their performance against these objectives determines the compensation they receive. Other factors affecting compensation are:

•	annual Company performance;
•	the job’s impact on Company results;
•

the Company’s objective to be competitive with selected companies in the oil services, exploration and production, refining and pipeline industries and with other selected companies of comparable size and scope, known as the “comparator” or “peer” groups; and

•	leadership, management and technical expertise, performance history, complexity of the position and responsibilities, growth potential, reporting structure and internal pay equity.

Named executive officers receive the same benefits as other employees. As is the case with compensation, any differences are generally due to local requirements. In line with this philosophy, named executive officers receive minimal perquisites and have no employment agreements, “golden parachutes” or change in control agreements. In the event of a change in control, the only compensation and benefits changes for all employees are full vesting in any unexercised stock options and restricted stock units and full vesting in any account balance under the supplemental retirement savings plan. Executive officers are not eligible to receive restricted stock units that are not subject to performance-based vesting. These are described more fully under the section “Change in Control” in the narrative following the Nonqualified Deferred Compensation table.

Goals of Executive Compensation

In establishing executive compensation, Schlumberger believes that:

•	compensation and benefits should be competitive with peer companies that compete with the Company for business opportunities and/or executive talent;
•	annual cash incentive and stock option awards should reflect progress toward Company-wide financial and personal objectives and should balance rewards for short-term and long-term performance;
•

the Company’s policies should encourage appropriate executive stock ownership through stock option awards and stock ownership guidelines in order to align the interests of its executive officers with those of its stockholders; and

•	an executive’s overall package should enable Schlumberger to attract, motivate and retain talented executive officers.

In years of average Company performance the Compensation Committee generally deems it appropriate to position executive officer jobs at or around the median of the market for a comparable position. This means that the package remains competitive enough to attract and retain top talent but does not over-reward average performance. Compensation is set between the 50th and 75th percentiles or higher for exceptional business performance, for key skills in critical demand, and for positions that are of high internal value. In exceptional circumstances, the Company pays above the 75th percentile for performance that significantly exceeds the Company’s and the individual’s goals for purposes of motivation, reward and retention.

2007 Summary

The total compensation of the named executive officers set in January 2008 was either at the 75th percentile or between the 50th and 75th percentiles of the comparator groups described below, depending on individual situations as detailed later. This was in line with the superior business performance of 2007 and very strong Company profitability, with an increase in full-year earnings per share of 37.5% from 2006 and a 21% increase in consolidated revenue from 2006.

The most significant change relating to Schlumberger’s executive compensation during 2007 was the decision to implement a new stock option grant methodology based on value rather than number of stock options. The intent was to enable the value of Schlumberger stock option grants to be more directly comparable to long-term incentives provided by peer companies. This is described more fully below under “Long-Term Incentives—Stock Options—Stock Options Granted to Executive Officers with Respect to 2007 Performance.”

Management of Executive Compensation

The Schlumberger executive compensation program is managed by the Compensation Committee. The specific duties and responsibilities of the Compensation Committee are described in this proxy statement under “Corporate Governance—Board Committees—Compensation Committee” above.

Role of Compensation Consultant

The Compensation Committee has retained the independent consulting firm of Towers Perrin with respect to executive compensation matters. For more information on this engagement, see “Corporate Governance—Board Committees—Compensation Committee” above.

Elements of Compensation

General

The executive compensation program consists of three primary elements:

•	base salary;
•	performance-based annual cash incentive; and
•	long-term equity incentives (stock option awards).

The use of these elements allows the Company to remain competitive in attracting and retaining executive talent, and to motivate executives with current and potential future financial rewards. At the same time, this relatively simple compensation plan design can be applied and communicated to exempt employees of over 140 nationalities working in approximately 80 countries globally. Schlumberger sees diversity of its work force as a business imperative enabling the Company to provide services to clients anywhere in the world.

Relative Size of Direct Compensation Elements

In setting executive compensation, the Compensation Committee considers the total compensation that it wishes to pay to an executive officer based on the factors described in this CD&A, as well as the form of the compensation as discussed below. The Committee aims to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

The pie charts below show the average percentage of base salary, cash incentive and long-term incentive (LTI) award for the named executive officer positions in comparison with the two external peer groups described below, and indicate that Schlumberger’s current pay mix is very close to that of both peer groups. This table is based on compensation data as it appears in the consultant’s September 2007 report.

The Committee relies on its own judgment in making compensation decisions for the named executive officers after reviewing the mix of the compensation elements for executive officers against those of companies in the comparator groups. The size and mix of each element in total direct compensation is based on:

•	job impact on the Company;
•	external market practice; and
•	overall Company and individual performance.

The level of incentive compensation typically increases in relation to an executive officer’s increased responsibilities. This is because the more senior the job, the more the executive officer can affect Company results either positively or negatively, with a corresponding effect on his or her own compensation package. The Compensation Committee believes that making a significant portion of an executive officer’s compensation contingent on positive annual results and positive stock price performance, described as “at risk” compensation, more closely aligns an executive officer’s interests with those of the stockholder. If the stockholder gains, the executive officer also gains, and vice-versa.

The Compensation Committee does not aim to achieve a specific target of cash versus equity-based compensation or annual versus long-term incentive compensation. Instead, the Committee relies on the processes described in this CD&A to determine the appropriate levels for each element of compensation.

The Compensation Committee may at its discretion modify the mix of base, annual and long-term incentives or to otherwise adjust the total compensation to best fit an executive officer’s specific circumstances. For example, the Committee may award more cash and not award a stock option grant to an executive officer approaching retirement. This provides more flexibility to the Committee to reward executive officers appropriately as they near retirement, when they may only be able to partially fulfill the five-year vesting required for stock options. The Committee may also increase the size of stock option grants to an executive officer if the total number of career stock option grants does not adequately reflect the executive’s current position with the Company.

Selection of Comparator Companies

The Compensation Committee annually approves the companies used in the executive compensation analysis based on surveys conducted by Towers Perrin. The surveys are based on criteria established and provided by the Committee, which include:

•	competition in the oilfield services industry;
•	global presence and scope of international operations;
•	competition for executive talent;
•	leadership position in the oil and gas sector; and
•	comparable revenues.

To prepare for the compensation analysis, the Company’s human resources function works with the executive compensation consultants to match Company positions and responsibilities against survey positions and responsibilities and to compile the annual compensation data for each executive officer.

Two peer groups are used for the compensation analysis. The first peer group currently comprises 30 companies in the oil services, exploration and production, refining and pipeline industries, including 10 direct competitors in the oilfield services industry, all of which are part of Value Line’s Oilfield Services Industry Group. Seven international energy and energy-related companies that also meet the established criteria are included in this peer group, reflecting the Company’s international operations. Although Schlumberger is an oilfield services company, the Compensation Committee decided that it is important to include oil exploration and production companies in the survey as they compete with Schlumberger for talent. Also, since Schlumberger is significantly larger than many of its direct competitors in oilfield services, the addition of the oil companies provides a more complete comparator group.

Because the revenue of these companies varies significantly, Towers Perrin uses regression analysis to adjust the data and make it possible to include both larger and smaller companies in the peer group. Regression analysis is a statistical tool for examining the relationship between two or more variables, in this case, compensation and company scope as measured by revenue.

OIL INDUSTRY PEER GROUP: Oil services, E&P, refining and pipeline
Anadarko Petroleum	Baker-Hughes	BG Group	BHP Billiton	BJ Services
BP	Canadian Natural Resources	Chevron	CITGO Petroleum	ConocoPhilips
Cameron International Corp	Eni	Exxon Mobil Corporation	Global SantaFe	Halliburton
Hanover Compressor	Hess Corp	Marathon Oil	Murphy Oil	Nabors Industries
Noble Corporation	Occidental	Parker Drilling	Royal Dutch Shell	Smith International
Sunoco	Total	Transocean	Valero Energy	Weatherford International

Schlumberger uses a second “general industry” peer group to provide data from similarly-sized companies and supplement the data from the oil group, whose companies are closest to Schlumberger in industry type but have widely varying revenue sizes. Like the first comparator group, this second group also includes non-US companies. The Committee also considers data from the second peer group as appropriate in the event that data from the first peer group may be insufficient for some executive officer positions.

The general industry peer group currently includes 50 companies with revenues from $10-$30 billion and a median revenue of $17.7 billion. Excluded from this peer group are companies from industry sectors that do not have a global presence and are least comparable to Schlumberger’s areas of focus, such as companies in retail and financial services.

GENERAL INDUSTRY PEER GROUP: $10 to $30B sales with technical and global focus
3M	Abbot Laboratories	Accenture	Air Liquide America	Alcoa
American Standard	Apple Computer	AstraZeneca	BAE Systems	BAE Systems—CNI
Baxter International	Boehringer Ingelheim	Bristol Myers Squibb	Colgate-Palmolive	DuPont
Eastman Kodak	Eaton	EDS	Eli Lily	EMC
Emerson Electric	Experian	Goodyear Tire and Rubber	Henkel	Hoffman La Roche
Honeywell	Ingersoll-Rand	Kimberly Clark	Lenovo	Linde Gruop
Lorillard	Lyondell Chemical	Medtronic	Merck	NIKE
Nortel Networks	Oracle	Phelps Dodge	PPG Industries	Rio Tinto
Roche Palo Alto	Schering-Plough	Schneider Electric	Sun Microsystems	Texas Instruments
Textron	United States Steel	Whirlpool	Wyeth	Xerox

While the comparator market data provide guidance in making decisions on executive compensation, the Compensation Committee does not set compensation based on market data alone. The Committee also considers the value of an executive officer’s position to the Company and the market demand for those skills.

The Compensation Committee decided to retain the same peer group criteria as the previous year in order to provide a stable basis for comparison. Even if the peer group criteria do not change, the companies included in these peer groups may vary from year to year depending on companies’ participation in salary surveys and the quality of available compensation data.

In addition to this peer-based market analysis, the Compensation Committee carries out an internal equity analysis to ensure that both the total compensation and individual compensation components for each executive officer position are sized appropriately in relation to each other. A review of internal pay equity was carried out by Towers Perrin and was discussed by the Compensation Committee at the October 2007 meeting. The Committee concluded that internal pay equity was satisfactory in view of the differing responsibility levels of positions and comparative impact on Company performance.

Cash Compensation

Base Salary

Base salary is the fixed portion of an executive’s annual cash compensation. The fact that base salary is fixed means that the executive officer has some stability of income when the other compensation elements are variable and not guaranteed. On appointment to an executive officer position, the base salary is set at a level competitive with base salaries in the two peer groups and takes into account the performance, experience and long-term potential of the individual as well as internal pay equity. This means typically that base salary is set between the median of the peer groups and the 75th percentile.

Base salaries for each executive officer position are compared annually with similar jobs in both peer groups. A base salary change for an executive officer, except the Chief Executive Officer, is both recommended by the CEO and approved by the Compensation Committee according to:

•	market movement of salaries in the peer groups;
•	comparison to internal peer positions;
•	the Company’s performance during the year relative to the previous year and to its market peers; and
•	overall performance against objectives.

Base salary of the CEO is reviewed and recommended by the Compensation Committee for approval by the independent members of the Board of Directors based on the same criteria as above.

A base salary for a position at the executive level is generally fixed for several years, which means that increases are usually more significant when they occur. Less frequent changes of base salary also put more emphasis on the at-risk, or variable, portion of compensation, namely annual cash incentive and stock options. If business or individual performance is below average, it is possible that no base salary increase will be awarded.

The Compensation Committee may, on occasion, adjust an executive officer’s base salary during the year when the executive officer is promoted or if there is a significant change in his or her responsibilities. In this situation, the CEO and the Compensation Committee carefully consider new responsibilities, external pay practices, retention considerations and internal pay equity, as well as past performance and experience.

There are occasions when a base salary may be reduced such as when an executive officer moves to a position of lesser responsibility in the organization. Alternatively, the base salary can be frozen for a number of years until it falls in line with comparable positions. This depends on individual situations.

The salary of Mr. Gould, CEO, remained at $2,500,000 in 2007 and 2008, having been increased on January 1, 2006, based on his achievements since becoming CEO in February 2003. This base salary is above the 75th percentile of both peer groups and is regarded by the Compensation Committee and the full Board as well-merited based on the Company’s superior results and increased stockholder value as well as the depth of experience and strong leadership of Mr. Gould.

The Compensation Committee decided in January 2008 that the salary of Mr. Sbiti should remain at 700,000 EUR as it had been increased on January 1, 2007 and January 1, 2006. Mr. Sbiti’s base salary is between the 50th and 75th percentiles of the oil industry peer group and just above the 75th percentile of the general industry peer group.

As part of his phased retirement, Mr. Perraud ceased to be Chief Financial Officer effective March 1, 2007 and was replaced by Simon Ayat, formerly Vice President Treasurer of Schlumberger. Mr. Ayat’s base salary was increased from $450,000 to $600,000 as a result of his promotion, which placed him between the 50th and 75th percentiles of both peer groups. Mr. Ayat’s base salary was further increased in January 2008 to $750,000 to place him at the 75th percentile of the oil industry peer group and to retain him between the 50th and 75th percentiles of the general industry peer group.

In 2007, Mr. Boutte received a base salary increase from $520,000 to $650,000 in recognition of his strong performance and WesternGeco’s results. Mr. Boutte’s last base salary increase was in July 2003. This increase places Mr. Boutte above the 75th percentile of the oil industry peer group and between the 50th and 75th percentiles of the general industry peer group.

Mr. Belani’s base salary was increased effective January 1, 2007 from $480,000 to $575,000 as his salary was considered low at the median of the general industry peer group. After the increase, Mr. Belani is positioned between the 50th and 75th percentiles of the general industry peer group. There is no data for this position in the oil industry peer group.

In view of his pending phased retirement, the Compensation Committee did not review Mr. Perraud’s base salary on January 1, 2007. Effective March 1, 2007, he became Senior Financial Advisor, still reporting to the CEO, and worked on a full-time basis on specific projects until November 30, 2007. During that initial period, Mr. Perraud’s annual base salary remained at $600,000. Effective December 1, 2007 his base salary was reduced to $450,000, 75% of the previous amount and he began working for the Company on a part-time basis.

Annual Cash Incentive

Under SEC rules, the annual cash incentive for 2007 is presented in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

The Company pays performance-based bonuses to named executive officers to foster a results-driven, pay for performance culture and to align their interests with those of Schlumberger’s stockholders. The Compensation Committee selects performance-based measures which it believes will motivate an executive to drive operating results in the short-term as well as drive profitable long-term Company growth and value for the stockholders.

The target annual cash incentive for executive officers ranges from 0% to 60% to 0% to 100% of base salary, depending on the position. Half of the potential range is based on the satisfactory completion of personal objectives and the other half of the potential range is based on the achievement of financial objectives. The incentive is performance-based and is paid out in February according to the achievement of both personal and financial objectives during the previous fiscal year. The financial half of the incentive has an incremental financial element, which can double the payout on achievement of superior financial results. This enhanced incentive is only applied to operations and staff positions reporting to the CEO, to jobs reporting to executive officers and to certain categories of operations and staff jobs that have a significant impact on the Company’s success. The Compensation Committee reviews and recommends to the full Board the financial objectives for both the CEO and the other executive officers. The Committee approves the personal objectives for the CEO and assesses his performance against those objectives in determining the level of the annual cash incentive award, which is approved by the Board. The CEO approves the personal objectives for the other executive officers, including the other named executive officers, and the Committee reviews and approves the results.

2007 Annual Incentive

In 2007, the financial half of the annual cash incentive for all executive officers was based on earnings per share goals.

Earnings per share before charges and credits (“EPS”) was selected as the most appropriate measure upon which to base the financial portion of the annual cash incentive because it is currently the metric that Schlumberger believes is most widely used by investors and analysts to evaluate the performance of Schlumberger. (The Committee has the discretion to decide whether to take into account the effect of non-recurring charges or gains on EPS depending on the operational nature of the item.) A minimum performance level was set for 2007, below which no financial incentive would be paid. Schlumberger has paid zero financial incentive in years when performance does not reach expected results.

Due to the potential for exceptional growth that began in 2006 and that continued in 2007, a series of stretch targets was set based on EPS. The process used to set these targets starts with a review of plans and projections following bottom-up planning from the field which looks at factors including:

•	activity growth as measured by the number of rigs;
•	pricing;
•	exploration & production (E&P) spending; and
•	introduction of new technology.

Taking into account all of the above, together with Schlumberger’s leadership position in the industry, management set aggressive EPS objectives for 2007, which were approved by the Compensation Committee, to exceed the average expected growth of the industry. These objectives provided the opportunity to increase the financial half of the incentive from 100% to 300% of the incentive potential for those eligible. No incentive would have been paid if the minimum EPS target had not been met. In order for 100% of the financial incentive to be paid in 2008 for goals set in 2007, the EPS achieved had to be a minimum of 32% higher (i.e., at least $4.00) than the EPS achieved in 2006. An increase in the 2006 EPS of over 37% (i.e., at least $4.16) was needed to achieve 200% of the financial incentive, and an increase in the 2006 EPS of at least 43% (i.e., at least $4.36) was needed to achieve the maximum 300% level. A minimum increase of 18% over 2006 EPS (i.e., at least $3.60) was needed to trigger a 60% financial incentive payment. If the EPS result achieved was between two targets, then the financial incentive payment would be pro-rated. Had EPS increased less than 18%, no annual incentive payment would have been made.

For 2007, EPS was 37.5% above 2006, resulting in incentive payments at the 210% level.

This result was difficult to achieve, particularly due to challenging market conditions in North America, and required considerable effort and expertise in the use of both manpower and technology. This contrasts with 2006, when after significant effort, the Company achieved a 54% growth in EPS over 2005 and a financial incentive at the 300% level.

The second half of the incentive is related to personal objectives that are specific to each executive officer position and may relate to:

•	technology or geographical profitability or revenue growth;
•	new technology introduction and market penetration;
•	acquisitions or divestitures;
•	non-financial goals that are important to the Company’s success, including:
•	people-related objectives such as retention and diversity;
•	ethics and compliance;
•	safety objectives; and
•	any other business priority.

In 2007, the majority of the named executive officers had personal objectives linked to geographic and technology growth as well as objectives related to research, development and manufacturing. These objectives were largely achieved. Significantly, a new organization for Engineering, Manufacturing and Sustaining became effective in the fourth quarter of 2007.

Messrs. Gould, Sbiti and Boutte had objectives related to the retention of at risk groups, gender/nationality diversity and safety. These continue to be challenging issues in an extended growth phase in the oil and gas industry but were largely achieved. Mr. Sbiti had further objectives involving quality and cost control, which were partly achieved.

Additionally, Mr. Gould and Mr. Ayat had objectives involving acquisitions, which were attained during 2007, plus the setting up of business projects and alliances, which were mainly achieved. Mr. Gould also had an objective concerning corporate initiatives which he achieved, including the launch of Schlumberger’s global citizenship program.

The award for the personal half of the objectives was based on the specific results each named executive officer achieved.

Total Cash Compensation

Cash compensation comprises base salary and annual cash incentive. Typically the higher the job is in the management hierarchy, the smaller the base salary as a percentage of total compensation. In other words, the greater the job’s impact on Company results, the larger the variable portion of compensation as a percentage of total compensation.

2007 Annual Incentive as a Percentage of Base Salary
Name	Total Incentive Range Eligibility	Financial Half Incentive Eligibility	Financial Half Incentive Achieved*	Personal Half Incentive Eligibility	Personal Half Incentive Achieved	Total Incentive as a % of Base Salary

A. Gould	0-100	50	105	50	45	150
S. Ayat**	0-100	50	105	50	42	147
J.-M. Perraud	0-100	50	105	50	38	143
C. Sbiti	0-100	50	105	50	42	147
D. Boutte	0-75	37.5	78.75	37.5	30	108.75
A. Belani	0-75	37.5	78.75	37.5	30	108.75

*	Enhanced pay-out (210% of incentive eligibility) based on achievement of superior financial goals.

**	The information presented for Mr. Ayat reflects his total annual incentive as a percentage of his base salary following his promotion in March 2007. Prior to his promotion, Mr. Ayat had a lower incentive range and base salary.

Long-Term Incentives

Stock Options

Stock options are a vital piece of the Company’s total compensation package and are designed to give high-value employees, including named executive officers, a longer-term stake in the Company, act as a long-term retention tool and align employee and stockholder interests. Schlumberger uses stock options as its sole long-term incentive for executive officers as it believes that they align employee incentives with stockholders interests. This is because options only have value if the stock price increases over time. Since a financial gain from stock options is possible only after the price of the common stock has increased, the Company believes that grants of stock options motivate executives and other employees towards behavior and activities that benefit all stockholders.

Stock Option Granting Process

The Compensation Committee is responsible for option grants under Schlumberger’s stock option and incentive plans. The Committee approves a budget for stock option grants for the following year at the October Compensation Committee meeting. Management determines the allocation by group and function and individual recommendations are made by the heads of the operations and the functions and approved by the CEO. The Compensation Committee approves and grants all stock option awards, paying particular attention to executive officer awards, which are recommended by the CEO, except for his own. Awards for executive officers other than the CEO are granted by the Compensation Committee and discussed with the Board of Directors. Awards for the CEO are granted by the Committee following approval by the full Board.

The regular Board of Directors and Compensation Committee meeting schedule is set at least a year in advance with Board meetings held quarterly, on the third or fourth Thursday of January, April, July and October, and the committee meetings held the day before each Board meeting. The timing of these meetings is not determined by executive officers and is usually two days in advance of the Company’s announcement of earnings. The Compensation Committee sets the grant date as the day of the Board meeting. The Company does not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time of making stock option grant decisions, the Compensation Committee is aware of the earnings results and takes them into account, but it does not adjust the size of grants to reflect possible market reaction. Generally, annual stock option grants are made at the January meeting of the Compensation Committee, although specific grants may be made at other regular meetings to recognize the promotion of an employee, a change in responsibility or a specific achievement. It is Schlumberger’s policy to make awards to executive officers and other employees at the same time.

The exercise price for all stock options granted to executive officers and other employees is the average of the high and low trading price of the Schlumberger common stock on the New York Stock Exchange on the date of grant, which has been the practice for many years. The potential gain with any increase in stock price is the same as the stockholders’ gain.

The last four-year ratable grant (vesting in equal parts over four years) was in January 2006. Since then, stock options have five-year ratable vesting, except that stock options granted to employees in France have four-year cliff vesting (meaning that all of those options vest at a single point in time). At the same time that four-year ratable vesting was introduced in July 2003, the amount of earnings from stock options was capped at 125% of the exercise price. Both of these decisions were taken to limit stock option expense following the introduction of new accounting rules on expensing stock options. The decisions in April 2006 to eliminate the earnings cap for newly granted stock options and to return to five-year vesting were necessary for the retention of key employees in today’s highly competitive market. As a result of these decisions, stock option expense increased due to the higher opportunity for gain during the life of the option and the longer vesting period. The Company believes, however, that the expense is justified for purposes of motivation and retention.

Stock options are awarded to employees in professional-level jobs, but each general grant typically includes fewer than 10% of this population. The selection process for employees recommended for a grant is the same for all employees and is based on management’s decision regarding the performance and potential of each individual, the individual’s success in achieving both operating and non-financial objectives and the desire to retain key employees while motivating future exceptional performance. The list of recommendations to the Compensation Committee is reviewed through the Executive Vice President of each operating group and is approved by the Vice President of Personnel and the CEO.

Important Factors in Understanding Schlumberger’s Use of Stock Options

The Company’s stock option plans do not permit the following:

•	granting of stock options at a price below the fair market value on the grant date;
•	repricing, or reducing the exercise price of a stock option;
•	substituting a new option grant with an exercise price lower than the exercise price of an outstanding option grant;
•	providing grants with a reload vehicle; or
•	acceleration of vesting upon retirement.

Executive Stock Ownership Guidelines

The Compensation Committee and management believe strongly in linking executive long-term rewards with stockholder value. As a result, the Committee has established the following stock ownership guidelines applicable to executive officers and other key position holders.

Title	Stock Ownership Guidelines
CEO	5 times base salary
Executive Vice President	3 times base salary
Other Officers	1.5 times base salary
Key Staff Positions	1 times base salary

Each executive covered by the guidelines must hold in shares at least 30% of their entire gain on the stock option exercise for a period of six months. Those who do not meet the guidelines after the six-month period must continue to hold the shares until the guidelines are met. There is no specified timeline to achieve the guidelines, as many of the executives hold their options for the life of the grant.

The stock ownership guidelines also specify that any individual covered by this policy may not purchase, sell or enter into any other market transactions with respect to Schlumberger stock during any “blackout” period. A blackout period usually applies from the beginning of the first day following the last month of each fiscal quarter (January, April, July and October 1 of each year) up to and including two full trading days after the public release of Schlumberger’s quarterly or annual financial results. In addition to the regularly scheduled blackout periods, Schlumberger may impose additional blackout periods during which there may exist material non-public information about Schlumberger, such as major acquisitions and divestitures.

Prohibition on Speculation in Schlumberger Stock

Schlumberger’s stock ownership guidelines prohibit executives from speculating in the Company’s stock, which includes, but is not limited to, short selling (profiting if the market price of the common stock decreases); buying or selling publicly traded options, including writing covered calls; and hedging or any other type of derivative arrangement that has a similar economic effect.

Stock Options Granted to Executive Officers with Respect to 2007 Performance

The Compensation Committee makes grants of stock options primarily to reward prior performance but also to retain executive officers and provide incentives for future exceptional performance. The size of a stock option grant increases with the level of position, and for the CEO is typically the largest element of the total compensation package. In determining the number, if any, of stock options granted to executive officers, the Compensation Committee considers numerous factors, including:

•	the Company’s financial and operating performance during the relevant period;
•	achievement of non-financial goals;
•	the executive officer’s contribution to the Company’s success;
•	the level of competition for executives with comparable skills and experience;
•	a review of compensation for comparable positions with the comparator groups;
•	the total value and number of stock options granted to an executive over the course of his or her career, together with the retentive effect of additional stock option grants; and
•	a review of the internal equity of peer position career grants.

At the July 2007 Compensation Committee meeting, the Committee decided to change the methodology for determining stock option grants. Until then, grant sizes had been set based on the number of stock options awarded in relation to previous grant sizes, internal equity comparisons between named executive officers and both Company and individual executive officer performance.

Effective January 2008, awards for named executive officers are based on US dollar value as guided by the two peer group surveys. This will enable the Compensation Committee to better achieve its intended compensation goals by addressing explicitly changes in the value of the stock option component of the compensation package due to stock price movement.

The process for calculating the value of stock option grants is described below and will usually be carried out in January of each year together with actual grants. In exceptional circumstances such as in the case of a significant job change, this might happen at other times during the year.

Once the base salary for the current year and annual performance incentive payable for the previous year’s performance have been agreed, they will be added together to achieve an amount known as total cash compensation (described above under “—Cash Compensation—Annual Cash Incentive—Total Cash Compensation”). This amount will be subtracted from the target total direct compensation that the Compensation Committee wishes to achieve for the named executive officer. The difference will be the US dollar fair value of the stock option grant, which will be converted into equivalent shares according to the stock price on the date of grant. The Compensation Committee also compares the value of stock option grants with LTI values from both peer groups to ensure that they are appropriate, taking into account Company and individual performance as well as other relevant factors.

Mr. Gould makes recommendations on stock option grant values for executive officers, other than himself, to the Compensation Committee for approval and the Compensation Committee recommends the grant value for the CEO to the Board of Directors for approval.

The Board of Directors decided to award Mr. Gould $11,000,000 of stock options, which places his total direct compensation above the 75% percentile of the oil industry and at the 75th percentile of the general industry peer groups. This was considered an appropriate positioning due to the Company’s strong growth in 2007 and Mr. Gould’s contribution to it.

The Compensation Committee, on the recommendation of Mr. Gould, approved the following stock option grants to the other named executive officers in order to achieve the targeted total direct compensation. Mr. Sbiti was granted $4,000,000 of stock options, which places him at the 75th percentile of the oil industry and above the 75th percentile of the general industry peer groups. The Committee believed that Mr. Sbiti should be at this level as the Company’s growth exceeded most of its competitors and Mr. Sbiti has made significant contributions to this growth.

Messrs. Ayat, Boutte and Belani each received $2,000,000 of stock options, placing each of them in relation to the peer groups as follows. Mr. Ayat is between the 50th and 75th percentiles of both peer groups, which was considered appropriate due to his short tenure in the position. Mr. Boutte is above the oil industry peer group 75th percentile and between the 50th and 75th percentiles of the general industry peer group. The Compensation Committee believes that this positioning is well-deserved as Mr. Boutte has been a significant contributor in achieving WesternGeco’s excellent profitability. Mr. Belani is placed between the 50th and 75th percentiles of the general industry peer group, with no available market data for his position in the oil industry peer group.

The following table sets forth both the value of these stock option grants on January 17, 2008 and the number of shares granted with respect to each named executive officer’s performance in 2007. The methodology used to convert the dollar value to shares was based on the Black-Scholes value of the grant price.

Stock Option Grants

Name	Value of Grant		Number of Shares Granted*
A. Gould	$11,000,000		325,000
S. Ayat	$2,000,000		60,000
C. Sbiti	$4,000,000		120,000
D. Boutte	$2,000,000		60,000
A. Belani	$2,000,000		60,000
J.-M. Perraud	0	*	0	*

*	No stock options were granted to Mr. Perraud due to his reduced duties.

Recoupment of Performance-based Bonuses

On the recommendation of the Compensation Committee in July 2006, the Board of Directors adopted a policy on recouping performance-based bonuses in the event of specified restatements of financial results. Under the policy, if financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based bonuses paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, require recoupment of any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

Benefits

Retirement Benefits

In line with Schlumberger’s aim to provide careers and to promote retention, retirement plans are provided, where possible, for all employees, including named executive officers, according to local market conditions. Schlumberger considers that both compensation and longer-term benefit plans are important elements of a total compensation package. The pension plans provide for lifetime benefits upon retirement after a specified number of years of service and take into account local practice on retirement ages. They are designed to complement but not substitute for local government plans, which may vary considerably in terms of the replacement income they provide, and other Company sponsored savings plans. Employees may participate in multiple retirement plans in the course of their career with the Company or its subsidiaries, in which case they become entitled to a benefit from each plan based upon the benefits earned during the years of service related to each plan. These plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and regulatory requirements.

Some of the Schlumberger U.S. retirement plans are non-qualified plans which provide an eligible employee with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to limits on (1) annual compensation that can be taken into account under qualified plans or (2) annual benefits that can be provided under qualified plans.

Officers and other employees in the United States, whose compensation exceeds the qualified plan limits, are eligible to participate in non-qualified excess benefit programs for 401(k), profit-sharing and pension, whereby they receive correspondingly higher benefits. Employees and executive officers assigned outside the United States are entitled to participate in the applicable plans of the country where they are assigned including supplemental plans where available.

Retirement Practices

The Company has a practice of phased retirement, which is generally offered to executive officers approaching retirement, other than the CEO, at the discretion of the individual and the Company. This practice involves a transition into retirement, whereby the individual ceases being an executive officer and relinquishes primary responsibilities. He or she remains an employee and generally receives lesser salary for reduced responsibilities and reduced working time. The arrangements are typically in place for an average of two to three years as agreed at the start of the term. The purpose is to allow the outgoing executive officer to support the incoming executive officer for a period of time to ensure a smooth succession and to provide resources to the Company in particular areas of expertise. In these circumstances, the Company maintains pension contributions and other benefits such as medical and insurance and the executive officer continues to vest in previously granted stock options. The executive officer, however, is no longer eligible for additional stock options or, once his or her work time is reduced, for an annual cash incentive.

Other Benefits

Schlumberger seeks to provide benefit plans, such as medical coverage and life and disability insurance, on a country basis in line with market conditions. Where the local practice is considered to be less than the Schlumberger minimum standard, the Company generally offers this Schlumberger standard. Executive officers are eligible for the same benefit plans provided to other employees, including medical coverage and life and disability insurance as well as supplemental plans chosen and paid for by employees who wish additional coverage. There are no special insurance plans for officers.

No Employment Agreements

Many companies use employment contracts for their top executives. Generally, Schlumberger believes that these arrangements encourage a short-term rather than a long-term focus, provide inappropriate security to executives and undermine the other incentive features of the executive compensation program. Therefore, Schlumberger does not have employment, severance or change-in-control agreements for any of the named executive officers, except in connection with phased retirement as described above. The named executive officers serve at the will of the Board of Directors, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time. This is in line with the overall philosophy, previously discussed, that executive officers, including the CEO, be given the same elements of compensation as other employees.

Perquisites

Schlumberger provides only minimum perquisites to executive officers, which have been identified in the narrative notes to the Summary Compensation Table. The same perquisites are generally available to all professional-level employees. For example, relocation assistance is provided to employees based on a company-wide policy.

Impact of Accounting and Tax Treatment

Accounting Treatment

The fair value of each stock option award is estimated on the date of grant, using the Black-Scholes option pricing model. Once the fair value of each award is determined, it is expensed in the income statement ratably over the vesting period.

Tax Treatment

The Company grants both incentive stock options and non-qualified stock options according to US tax regulations. The Company has a qualified French sub plan for stock options, restricted stock and restricted stock units to comply with French regulatory requirements. Stock options granted under the French sub plan have four-year cliff vesting rather than the usual five-year ratable vesting, and restricted stock and restricted stock units granted under the French sub plan have two-year cliff vesting and a two-year holding period rather than the usual three-year cliff vesting schedule.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual covered employee. The Company’s stock option plans provide qualified performance-based compensation for purposes of Section 162(m) and are not subject to the $1 million limitation. The Compensation Committee continues to believe that the cash compensation payable in excess of this amount for the six named executives will not result in any material loss of tax deduction.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Jamie S. Gorelick	Nicolas Seydoux
Adrian Lajous	Linda G. Stuntz, Chair
Michael E. Marks

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by the Company and its subsidiaries for the fiscal year ended December 31, 2007 to the Chief Executive Officer, the Chief Financial Officer, the next three most highly compensated executive officers as of December 31, 2007 and one other person who was Chief Financial Officer during 2007 but who was not serving as Chief Financial Officer as of December 31, 2007 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus (4) ($)	Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

A. Gould Chairman and Chief Executive Officer	2007 2006	2,500,000 2,500,000	N/A N/A	N/A N/A	9,485,019 8,689,859	3,750,000 4,875,000	1,360,865 955,156	591,307(8) 510,980	17,687,191 17,530,995

S. Ayat Executive Vice President and Chief Financial Officer	2007	575,000	N/A	N/A	1,040,967	845,300	213,223	147,483(9)	2,821,973

C. Sbiti (1) Executive Vice President OFS	2007 2006	964,516 748,130	N/A N/A	N/A N/A	2,928,390 2,376,617	1,401,907 1,436,409	851,533 474,079	202,720(10) 157,322	6,349,066 5,192,557

D. Boutte (2) President WesternGeco	2007 2006	630,000 520,073	N/A N/A	N/A N/A	1,589,489 1,631,745	685,100 741,058	106,877 18,330	406,492(11) 211,555	3,417,958 3,122,761

A. Belani Vice President and Chief Technology Officer	2007	575,000	N/A	N/A	696,960	625,300	207,396	165,152(12)	2,269,808

J.-M. Perraud Chief Financial Advisor to the Chairman (3)	2007 2006	587,500 600,000	N/A N/A	N/A N/A	847,816 1,107,692	786,500 1,158,000	292,051 297,427	98,025(13) 268,745	2,611,892 3,431,864

(1)	Mr. Sbiti is paid in Euros. For purposes of this table, the compensation for Mr. Sbiti has been determined using the 2007 and 2006 average exchange rates of 1 U.S. Dollar = 0.734 Euros and 1 U.S. Dollar = 0.802 Euros, respectively.

(2)	Three months of Mr. Boutte’s 2007 salary was paid in Pounds Sterling. In 2006, Mr. Boutte was paid in Pounds Sterling. For purposes of this table, the compensation for Mr. Boutte has been determined using the 2007 and 2006 average exchange rates of 1 U.S. Dollar = 0.500 Pounds Sterling and 1 U.S. Dollar = 0.548 Pounds Sterling, respectively.

(3)	Mr. Perraud was the Chief Financial Officer for part of 2007. Mr. Perraud was named Senior Financial Advisor to the Chairman in 2007, which is not an executive officer position.

(4)	The annual cash incentive paid to Schlumberger’s named executive officers is included in the column “Non-Equity Incentive Plan Compensation.”

(5)	The amount reflected in this column is the compensation cost recognized by the Company during fiscal 2007 under Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in 2007 and prior years. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years indicated:

	2007	2006	2005	2004	2003	2002

Dividend yield	1.1%	0.8%	1.3%	1.5%	1.4%	1.6%
Expected volatility	33%	33%	30%	30%	36%	34%
Risk free interest rates	4.7%	4.2%	3.8%	3.2%	2.8%	4.8%
Expected option life	7.0 years	6.0 years	4.5 years	4.5 years	4.9 years	6.6 years
Weighted-average fair value per share	$22.82	$18.75	$7.08	$6.17	$7.80	$10.23

(6)	The amounts in this column reflect the change in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans. There are no nonqualified deferred compensation earnings reflected in this column because no executive officer received above-market or preferential earnings on such compensation during 2006 or 2007.

(7)	All of the perquisites included and described in All Other Compensation are generally available to all of the Company’s exempt employees. Relocation assistance is provided to employees based on a company-wide policy.

(8)	The amount disclosed for Mr. Gould includes the following:

	Amount
Item	2007	2006

Unfunded credits to the Schlumberger Supplementary Benefit Plan	$357,500	$267,300
Unfunded matching credits to the Schlumberger Restoration Savings Plan	$214,500	$133,650
Contributions to Schlumberger Profit Sharing Plans	$11,250	$13,200
Contributions to Schlumberger 401(k) Plan	$6,750	$6,600
Perquisites:
Relocation expenses:
Closing costs on sale of home	$—	$86,411
Other expenses (moving costs, closing costs on purchase of home and other related costs)	$1,307	$3,819

Total	$591,307	$510,980

(9)	The amount disclosed for Mr. Ayat includes the following:

Item	Amount

Unfunded credits to the Schlumberger Supplementary Benefit Plan	$43,055
Contributions to Schlumberger Profit Sharing Plans	$11,250
Contributions to Schlumberger 401(k) Plan	$6,750
Perquisites:
Relocation expenses:
Other expenses (moving costs, closing costs on purchase of home and other related costs)	$3,961
Allowance in lieu of hotel expenses	$37,602
Child education expenses and cost of annual trip home	$44,865

Total	$147,483

(10)	The amount disclosed for Mr. Sbiti reflects contributions to Schlumberger Profit Sharing Plans.

(11)	The amount disclosed for Mr. Boutte includes the following:

	Amount
Item	2007	2006

Unfunded credits to the Schlumberger Supplementary Benefit Plan	$97,345	$75,733
Contributions to the Schlumberger US Citizens Abroad Profit Sharing Plan	$22,500	$17,600
Contributions to the Schlumberger International Staff Pension Plan	$74,441	$86,172
Perquisites:
Relocation expenses:
North American relocation payment	$20,000	—
Lump-sum payment	$108,333	$—
Payment for accrued vacation time in connection with relocation	$65,769	$—
Other expenses (moving costs, closing costs on purchase of home and other related costs)	$18,104	$—
Tax preparation expenses in connection with international assignment and cost of annual trip home	$—	$32,050

Total	$406,492	$211,555

(12)	The amount disclosed for Mr. Belani includes the following:

Item	Amount

Unfunded credits to the Schlumberger Supplementary Benefit Plan	$51,940
Unfunded matching credits to the Schlumberger Restoration Savings Plan	$31,164
Contributions to Schlumberger Profit Sharing Plans	$11,250
Contributions to Schlumberger 401(k) Plan	$6,750
Perquisites:
Taxes and tax preparation expenses in connection with distributions under the Schlumberger Supplementary Benefit Plan and Restoration Savings Plan	$14,702
Allowance in lieu of hotel expenses	$49,346

Total	$165,152

(13)	The amount disclosed for Mr. Perraud includes the following:

	Amount
Item	2007	2006

Unfunded credits to the Schlumberger Supplementary Benefit Plan	$76,025	$75,720
Unfunded matching credits to the Schlumberger Restoration Savings Plan	$—	$37,860
Contributions to Schlumberger Profit Sharing Plans	$11,250	$13,200
Contributions to Schlumberger 401(k) Plan	$6,750	$6,600
Perquisites:
Relocation expenses:
Lump-sum payment	$—	$100,000
Other expenses (moving costs, closing costs on purchase of home and other related costs)	$—	$11,365
Allowance in lieu of hotel expenses	$4,000	$24,000

Total	$98,025	$268,745

Grants of Plan-Based Awards for Fiscal Year 2007

The following table sets forth certain information concerning options granted to named executive officers during 2007.

Name(1)	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

A. Gould	1/17/2007	400,000	58.455	58.48	9,128,400
S. Ayat	1/17/2007	100,000	58.455	58.48	2,282,100
C. Sbiti	1/17/2007	130,000	58.455	58.48	2,966,730
D. Boutte	1/17/2007	70,000	58.455	58.48	1,597,470
A. Belani	1/17/2007	50,000	58.455	58.48	1,141,050
J.-M. Perraud	1/17/2007	—	—	—	—

(1)	For information regarding the annual cash incentive paid to Schlumberger’s named executive officers with respect to 2007, please read “Compensation Discussion and Analysis—Cash Compensation—Annual Cash Incentive—Total Cash Compensation.”
(2)	The amounts disclosed in this column include option grants made pursuant to the following stock option plans:

	Schlumberger 2001 Stock Option Plan	Schlumberger 2005 Stock Incentive Plan
Mr. Gould	N/A	400,000
Mr. Ayat	100,000	N/A
Mr. Sbiti	N/A	130,000
Mr. Boutte	70,000	N/A
Mr. Belani	50,000	N/A
Mr. Perraud	N/A	N/A

(3)	The exercise price is equal to the average of the high and low per share prices of Schlumberger stock on the dates of grant and may be paid in cash or by tendering shares of common stock. Applicable tax obligations may be paid in cash or by withholding of shares of Schlumberger stock.

Stock options granted in January 2007 vest in five equal annual installments and are not subject to a profit cap.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth certain information with respect to the named executive officers concerning options outstanding as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date

A. Gould	600,000	0	27.873	4/17/2002	4/17/2012
	480,000	120,000	20.648	1/15/2003	1/15/2013
	148,222	207,500	27.950	1/21/2004	1/21/2014
	400,000	400,000	32.455	1/19/2005	1/19/2015
	200,000	600,000	54.235	1/18/2006	1/18/2016
	0	400,000	58.455	1/17/2007	1/17/2017

S. Ayat	40,000	0	41.141	10/19/2000	10/19/2010
	60,000	0	31.188	4/18/2001	4/18/2011
	60,000	0	27.873	4/17/2002	4/17/2012
	48,000	12,000	20.648	1/15/2003	1/15/2013
	30,000	10,000	32.618	7/21/2004	7/21/2014
	30,000	30,000	32.455	1/19/2005	1/19/2015
	15,000	45,000	54.235	1/18/2006	1/18/2016
	0	100,000	58.455	1/17/2007	1/17/2017

C. Sbiti	100,000	0	27.873	4/17/2002	4/17/2012
	160,000	40,000	20.648	1/15/2003	1/15/2013
	135,000	45,000	32.618	7/21/2004	7/21/2014
	90,000	90,000	32.455	1/19/2005	1/19/2015
	65,000	195,000	54.235	1/18/2006	1/18/2016
	0	130,000	58.455	1/17/2007	1/17/2017

D. Boutte	8,792	0	35.658	4/15/1998	4/15/2008
	32,968	0	27.810	4/21/1999	4/21/2009
	40,000	0	36.516	4/19/2000	4/19/2010
	100,000	0	31.188	4/18/2001	4/18/2011
	200,000	0	27.873	4/17/2002	4/17/2012
	80,000	20,000	20.648	1/15/2003	1/15/2013
	0	25,000	32.618	7/21/2004	7/21/2014
	0	50,000	32.455	1/19/2005	1/19/2015
	35,000	105,000	54.235	1/18/2006	1/18/2016
	0	70,000	58.455	1/17/2007	1/17/2017

A. Belani	25,000	75,000	54.235	1/18/2006	1/18/2016
	0	50,000	58.455	1/17/2007	1/17/2017

J.-M. Perraud	50,000	0	27.873	4/17/2002	4/17/2012
	30,000	0	23.010	7/16/2003	7/16/2013
	75,000	25,000	32.618	7/21/2004	7/21/2014
	10,000	50,000	32.455	1/19/2005	1/19/2015
	20,000	60,000	54.235	1/18/2006	1/18/2016

(1)	Options granted from July 2003 to January 2006 have four-year ratable vesting and stock price appreciation is capped at 125% of the exercise price on the date of grant. Grants made before and after these dates have five-year ratable vesting and no profit cap.

Option Exercises and Stock Vested for Fiscal Year 2007

The following table sets forth certain information with respect to stock options exercised by named executive officers during 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

A. Gould	1,061,880	32,331,087
S. Ayat	8,792	566,090
C. Sbiti	—	—
D. Boutte	135,270	6,384,355
A. Belani	—	—
J.-M. Perraud	210,000	8,467,580

Pension Benefits

Schlumberger maintains the following pension plans for executive officers and other employees that provide for lifetime pensions upon retirement based on years of service:

•	Schlumberger Limited Pension Plan (“SLB Pension Plan”);
•	Schlumberger Technology Corporation Pension Plan (“STC Pension Plan”);
•	Schlumberger Limited Supplementary Benefit Plan (“SLB Supplementary Plan”);
•	Schlumberger Technology Corporation Supplementary Benefit Plan (“STC Supplementary Plan”); and
•	Schlumberger French Supplementary Pension Plan (“SLB French Supplementary Plan”).

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

A. Gould	SLB Pension Plan SLB Supplementary Plan	10.5 8.0	502,425 4,872,622	N/A N/A

S. Ayat	SLB Pension Plan STC Pension Plan SLB Supplementary Plan STC Supplementary Plan SLB French Supplementary Plan	1.3 0.8 1.3 0.8	64,381 48,349 163,542 3,497 138,900	N/A N/A N/A N/A N/A

C. Sbiti	STC Pension Plan SLB French Supplementary Plan	0.9 2.0	51,567 1,324,102	N/A N/A

D. Boutte	SLB Pension Plan STC Pension Plan SLB Supplementary Plan STC Supplementary Plan	3.8 12.4 3.8 2.5	189,609 244,645 307,087 29,786	N/A N/A N/A N/A

A. Belani	SLB Pension Plan STC Pension Plan SLB Supplementary Plan STC Supplementary Plan	2.8 2.6 2.8 2.6	135,781 28,322 221,378 69,140	N/A N/A N/A N/A

J.-M. Perraud	SLB Pension Plan SLB Supplementary Plan	12.4 9.8	472,460 1,382,339	N/A N/A

Tax-Qualified Pension Plans

Both the Schlumberger Limited Pension Plan and the Schlumberger Technology Corporation Pension Plan are U.S. tax-qualified pension plans. These plans have substantially identical terms. Employees may participate in one or both of these plans in the course of their careers with Schlumberger, in which case they become entitled to a pension from each plan based upon the benefits accrued during the years of service related to each plan. These plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and regulatory requirements. Benefits under these plans are based on an employee’s admissible compensation (generally base salary and cash incentive) for each year in which an employee participates in the plan and the employee’s length of service with Schlumberger. From January 1, 1989, the benefit earned has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. Normal retirement under these plans is at age 65, however, early retirement with a reduced benefit is possible at age 55 or as early as age 50 with 20 years of service. Additionally, under the “rule of 85”, an employee or executive officer who terminates after age 55 and whose combined age and service is 85 or more, is eligible for retirement with an unreduced pension. Messrs. Gould and Perraud are each eligible for retirement with an unreduced pension under the rule of 85. The benefits are usually paid as a life-time annuity. The Company does not grant and does not expect to grant extra years of credited service under the tax-qualified pension plans to executive officers.

In 2004, the above plans were amended to generally provide that employees hired on or after October 1, 2004 would not be eligible to participate. Newly-hired employees are eligible to participate in an enhanced defined contribution plan, which provides a Company contribution, depending on the employee’s 401(k) contribution and the profitability of the Company in any year. None of the named executive officers working in the US were affected by this change.

Schlumberger Supplementary Benefit Plans—Nonqualified Pension

Both the Schlumberger Limited Supplementary Benefit Plan and the Schlumberger Technology Corporation Supplementary Benefit Plan contain nonqualified pension benefits. These plans have substantially identical terms and each plan provides an eligible employee with benefits equal to the benefits that the employee is unable to receive under the applicable qualified pension plan due to the U.S. Internal Revenue Code (“U.S. IRC”) limits on (1) annual compensation that can be taken into account under qualified plans and (2) annual benefits that can be provided under qualified plans. The retirement age under nonqualified pension plans is the same as under the tax-qualified pension plans. These benefits are subject to forfeiture if the employee is terminated for cause or has violated a confidentiality arrangement involving the Company or its affiliates. Messrs. Gould and Perraud are each eligible for retirement with an unreduced pension under the rule of 85. Currently, nonqualified plan benefits are paid to an employee (or the employee’s beneficiary) at the same time and in the same manner as the benefit is paid under the applicable qualified plan. These nonqualified plan benefits are payable in cash from the Company’s general assets and are intended to qualify as “excess benefit plans” exempt from certain requirements of Title I of ERISA. The Company has not granted and does not expect to grant extra years of credited service under the nonqualified pension plans to executive officers.

French Supplementary Pension Plan

Effective January 2006, the Company adopted a French Supplementary Pension Plan for exempt employees in France. The plan complements existing national plans and provides a pension from age 60 when the employee retires from Schlumberger and is eligible for a French state pension. The benefit is equivalent to 1.5% of admissible compensation above the earnings cap for less than fifteen years service and 2% of admissible compensation for more than fifteen years service. No employee contributions are required or permitted. The benefit is paid as a life-time annuity. If an eligible employee leaves the Company before age 60 or is otherwise not entitled to a French pension, then the employee would not receive a benefit under the plan. If the eligible employee is terminated before age 60, is not subsequently employed and is otherwise entitled to a French pension, then the employee would receive a benefit under the plan.

Nonqualified Deferred Compensation

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to named executive officers.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)

A. Gould	429,000	572,000	833,750	—	7,248,941
S. Ayat	—	43,055	67,910	—	1,578,039
C. Sbiti	—	202,720	168,928	—	2,647,176
D. Boutte	46,525	171,786	407,717	—	2,468,889
A. Belani	103,880	83,104	176,596	—	1,392,506
J.-M. Perraud	—	76,025	254,782	—	2,412,867

(1)	Company contributions and aggregate balances include amounts contributed by Schlumberger to nonqualified deferred compensation plans in 2008 with respect to fiscal 2007 compensation. For more information on the amount of company contributions, please read footnotes (8) through (13) to the Summary Compensation Table.

(2)	Earnings include the increase in the present value of estimated annual benefits payable on retirement under the Schlumberger International Staff Pension Plan. For more information, please read note 3 to this table.

(3)	Includes the present value of target annual benefits payable on retirement under the Schlumberger International Staff Pension Plan. The present values for Messrs. Gould, Ayat, Sbiti, Boutte, Belani and Perraud were $1,661,977, $591,457, $1,089,109, $1,949,309, $331,582, and $167,382, respectively, as of December 31, 2007.

Schlumberger maintains the following nonqualified deferred compensation plans for employees, including executive officers:

•	Schlumberger Limited Supplementary Benefit Plan;
•	Schlumberger Technology Corporation Supplementary Benefit Plan;
•	Schlumberger Limited Restoration Savings Plan;
•	Schlumberger Technology Corporation Restoration Savings Plan;
•	Schlumberger International Staff Pension Plan; and
•	Schlumberger International Staff Profit Sharing Plan.

Except for the international staff plans, all nonqualified deferred compensation plan benefits are payable in cash from the Company’s general assets. All of these nonqualified plans are intended to qualify as “supplementary plans” or “foreign plans” exempt from certain requirements of Title I of ERISA.

Schlumberger Supplementary Benefit Plans—Non-Qualified Profit Sharing

The Schlumberger Limited Supplementary Benefit Plan provides certain non-qualified defined contribution benefits for eligible employees, including executive officers. Schlumberger Technology Corporation maintains a plan with substantially identical terms.

The supplementary benefit plans provide an eligible employee with discretionary profit sharing contributions that are not permissible under the applicable tax-qualified plans due to U.S. IRC limits on (1) annual compensation that can be taken into account under qualified plans and (2) annual benefits that can be provided under qualified plans. These nonqualified plan benefits are credited with earnings and losses as if they were invested in the qualified plans, with the same employee investment elections as the qualified plan. An employee forfeits all rights under the nonqualified plan if the employee is terminated for cause or has violated a confidentiality arrangement involving the Company or the Company’s affiliates. These nonqualified plan benefits are paid in a lump-sum payment following the end of the year in which the employee terminates active service. If the employee dies before full payment of these benefits, the unpaid benefits are paid in a lump sum to the beneficiaries designated under the applicable qualified plan.

Schlumberger Restoration Savings Plans

The Schlumberger Limited Restoration Savings Plan, a non-qualified deferred compensation plan, provides certain defined contribution benefits for eligible employees, including executive officers. Schlumberger Technology Corporation maintains a plan with substantially identical terms. The restoration savings plans allow an eligible employee to defer compensation (and receive an associated employer match) that the employee cannot defer under the applicable tax-qualified plans because of U.S. IRC limits on the amount of compensation that can be taken into account.

An eligible employee may elect in advance to defer a percentage (from 1% to 15%) of his or her compensation over the U.S. IRC compensation limits. The election cannot be changed during the year. The Company makes an annual matching contribution with respect to each employee’s deferrals for a year, if the employee is still employed by the Company or an affiliate on the last day of the year. The amount of the matching contribution is equal to one-half of the first 6% deferred by the employee in profitable years. No match is made in non-profitable years. Employees’ accounts are credited with interest, calculated to mirror the interest earnings of the Fixed Income Fund under the Schlumberger Master Profit Sharing Trust. Matching contributions and related interest vest based on the employee’s years of service, as follows:

An employee’s account fully vests on his death, 60th birthday, plan termination or a change in control. An employee’s vested account balance is paid in a single lump sum (subject to tax withholding) following the participant’s death, qualifying disability, retirement or other qualifying termination of employment. However, an employee forfeits all rights under the plan if a determination is made that the employee has engaged in certain dishonest acts or violated a confidentiality arrangement involving Schlumberger or its affiliates.

Schlumberger International Staff Pension Plan

Recognizing the need to maintain a high degree of mobility for certain of the Company’s employees and consequently the employees’ inability to accumulate any meaningful pension because they are required to work in many different countries, the Company maintains the Schlumberger International Staff Pension Plan for such employees. All of the Company’s named executive officers either have been in the International Staff Plan at some time during their career prior to becoming an executive officer or are in the plan because of their current assignment. This plan seeks to provide for a lifetime benefit upon retirement based on a specified number of years of service provided there are sufficient assets in the fund. The plan is funded through cash contributions made by the Company or its subsidiaries along with mandatory contributions by employees. Payment of benefits under the plan is limited to assets in the plan and, accordingly, if the plan does not have sufficient assets to make target payments to participants upon retirement, benefits may be reduced.

Target benefits under this plan are based on a participant’s admissible compensation (generally, base salary, incentive and geographical coefficient) for each year in which the employee participates in the plan and the employee’s length of service. Since January 1, 1993, the target benefit earned has been 2.4% of admissible compensation prior to completion of 15 years of service and 3.2% of admissible compensation for each year of service after 15 years, subject to there being sufficient assets in the fund. Those employees who remain with Schlumberger beyond 20 years of service have the first 15 years of service upgraded to 3.2%. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement, at or after age 50 with 20 years of service, as a life-time annuity.

Schlumberger International Staff Profit Sharing Plan

Schlumberger maintains an International Staff Profit Sharing Plan, which provides for an annual employer contribution based on admissible compensation. Amounts allocated to the participants’ accounts share in investment gains and/or losses of the trust fund and are generally distributed in a lump sum upon the satisfaction of certain conditions on termination of employment. Benefits earned under the Profit Sharing Plan shall be forfeited upon a determination by the Plan’s Administrator that the employee’s separation from service was due to or in circumstances of fraud or misconduct detrimental to the Company, an affiliate or any customer.

No Additional Payments Upon Termination or Change in Control

As stated in the CD&A, Schlumberger’s executive officers receive the same benefits as other employees. As is the case with compensation, any differences are generally due to local (country-specific) requirements. In line with this practice, executive officers do not have employment agreements, “golden parachutes” or change in control agreements, except in connection with phased retirement as described above in the CD&A.

Phased Retirement

The Company has a practice of phased retirement, which is generally offered to executive officers approaching retirement, other than the CEO, at the discretion of the individual and the Company. Please read “Compensation Discussion and Analysis—Benefits—Retirement Practices” for a more detailed discussion of this practice.

Stock Options

All salaried employees who receive stock options are subject to the same terms and conditions in the event of a termination or change in control.

Termination of employment

The following table summarizes the consequences under the Company’s stock option plans in the event an option holder’s employment terminates. The following summary reflects amendments made by the Board of Directors in January which provided for accelerated vesting on a termination due to death or disability.

Reason for Termination of Employment	Vesting	Post-Employment Exercise Period

Voluntary termination or termination by the Company other than for cause	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time within three months after termination.

Termination by the Company for cause	Options forfeited immediately.	None.

Disability	Full vesting.	Exercisable at any time during the 60-month period after termination by disability or during the remainder of the option period, whichever is shorter.*

Retirement (as defined in the applicable plan)	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination by retirement or during the remainder of the option period, whichever is shorter.

Death	Full vesting.	Exercisable at any time during the 60-month period after termination by death or during the remainder of the option period, whichever is shorter.

*	Note that in order to preserve preferential tax treatment, the additional 60-month exercise period following a termination due to disability is not applicable to incentive stock options granted prior to January 2008, and such awards are only exercisable for 3 months following termination of employment.

Regardless of the above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

If an optionee dies following termination of employment, but during the period in which the optionee would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the laws of descent and distribution will be entitled to exercise the option until the earlier of (i) 60 months following the date of the optionee’s termination of employment or (ii) the expiration of the original term. Death following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of the optionee’s termination of employment.

Change in Control

In the event of any reorganization, merger or consolidation where Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding stock option awards will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such awards, be fully exercisable and vested and all holders will be given notice to permit exercise for 30 days prior to the cancellation of the awards as of the effective date of such event. The following table sets forth the intrinsic value of the unvested stock options held by each named executive officer as of December 31, 2007 that would become vested upon the occurrence of one of the events described in the preceding sentence.

Name	Amount ($)(1)
A. Gould	92,751,790
S. Ayat	9,545,209
C. Sbiti	25,795,345
D. Boutte	13,922,215
A. Belani	5,305,875
J.-M. Perraud	7,587,650

(1)	Calculated based on the difference between the closing price of Schlumberger common stock on December 31, 2007 ($98.37) and the exercise price of unvested stock options as of such date.

If Schlumberger merges or consolidates with one or more corporations and is the surviving entity, then a holder of stock options granted pursuant to Schlumberger’s stock option plans will be entitled to receive, upon exercise or vesting, in lieu of the number of shares with respect to which the award is exercisable or vested, the number and class of shares of stock or other securities that the holder would have been entitled to receive under the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such award is then exercisable or vested.

Retirement Plans

Schlumberger’s pension plans and non-qualified deferred compensation plans include the same terms and conditions for all participating employees in the event of a termination or change in control. Other than the Schlumberger Restoration Savings Plan, none of Schlumberger’s non-qualified plans provide for the accelerated payment of benefits upon a change in control. For more information on these plans, please read “Executive Compensation—Pension Benefits” and “—Nonqualified Deferred Compensation.”

Retiree Medical

Subject to satisfying certain age, service and contribution requirements, all U.S. employees are eligible to participate in a retiree medical program. Generally, this program provides comprehensive medical, prescription drug and vision benefits for retirees and their dependents until attaining age 65, at which time Medicare becomes primary and the Schlumberger plan becomes secondary, paying eligible charges after Medicare has paid.

DIRECTOR COMPENSATION

Directors who are employees of Schlumberger do not receive compensation for serving on the Board or its committees. The following table provides information on Schlumberger’s compensation for non-employee directors for 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total (4) ($)

Philippe Camus	$52,500	$147,660	—	—	—	—	$200,160
John Deutch (5)	$17,500	$72,990(6)	—	—	—	$125,501(7)	$215,991
Jamie S. Gorelick	$75,000	$147,660	—	—	—	—	$75,000
Tony Isaac	$85,000	$147,660	—	—	—	—	$232,660
N. Kudryavtsev	$52,500	$147,660	—	—	—	—	$200,160
Adrian Lajous	$85,000	$147,660	—	—	—	—	$85,000
André Lévy-Lang (5)	$20,000	—	—	—	—	—	$20,000
Michael Marks	$72,500	$147,660	—	—	—	—	$220,160
Didier Primat	$65,000	$147,660	—	—	—	—	$212,660
Leo Rafael Reif	$52,500	$147,660	—	—	—	—	$200,160
Tore I. Sandvold	$75,000	$147,660	—	—	—	—	$222,660
Nicolas Seydoux	$85,000	$147,660	—	—	—	—	$232,660
Linda Gillespie Stuntz	$85,000	$147,660	—	—	—	—	$158,830
Rana Talwar	$82,500	$147,660	—	—	—	—	$230,160

(1)	Directors receive an annual retainer of $60,000 plus an additional annual fee of $10,000 for membership on each committee. The chair of each committee receives an additional annual fee of $20,000 in lieu of the additional annual fee of $10,000 for committee membership. In April 2007, the Nominating and Governance Committee reviewed the then-current director compensation program and increased the director retainer’s fee from $40,000 to $60,000, effective April 19, 2007. Neither the annual fee for committee membership nor the chair fee changed as a result.

(2)	Effective April 2007, directors receive an annual grant of 2,000 shares of Schlumberger stock. The value of annual stock grants is based on the closing price of Schlumberger stock on April 30, 2007, the date of grant. The annual stock award may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, each of which will represent the right to receive one share of Schlumberger common stock. The form of stock award and its terms, conditions and restrictions (including vesting) will be determined by Schlumberger’s Nominating and Governance Committee. A non-employee director may elect to defer the receipt of all or part of a stock award.

(3)	Ms. Gorelick and Mr. Lajous each deferred receipt of 2,000 shares until no earlier than the time each such person ceases to be a director. Ms. Stuntz deferred receipt of 1,000 shares until no earlier than one year from the time she ceases to be a director.

(4)	Schlumberger also reimburses directors for out-of-pocket expenses attendant to Board membership.

(5)	Messrs. Deutch and Lévy-Lang were directors for a part of 2007 and retired on April 11, 2007. They each reached normal retirement age for directors and did not stand for re-election at the 2007 Annual General Meeting of Stockholders.

(6)	The amount disclosed for Mr. Deutch represents the value of 1,000 previously deferred shares based on the closing price of Schlumberger stock on April 11, 2007, the date of his retirement.

(7)	The amount disclosed for Mr. Deutch includes $123,750 of consulting fees with respect to services performed after his retirement from the Board on April 11, 2007 and $1,751 of accrued dividends with respect to previously deferred shares as described above.

2. Financial Statements

Upon completion of the audit procedures to be performed by PricewaterhouseCoopers LLP, the Company’s Consolidated Balance Sheet as at December 31, 2007, its Consolidated Statement of Income for the year ended December 31, 2007, as audited by PricewaterhouseCoopers LLP, and the amount of dividends declared by the Board of Directors during 2007 are submitted to the stockholders pursuant to Schlumberger’s Articles of Incorporation.

A majority of the votes cast is required for the approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board of Directors as reflected in the 2007 Annual Report to Stockholders.

The Board of Directors Recommends a Vote FOR Item 2.

3. Approval of the Schlumberger 2008 Stock Incentive Plan

We are requesting that our stockholders vote in favor of the adoption of the Schlumberger 2008 Stock Incentive Plan (the “Incentive Plan”), effective January 17, 2008. The Incentive Plan provides for the grant to our employees of stock options, restricted stock, and restricted stock units covering shares of common stock. A stock option gives the holder the right to purchase a specified number of shares of stock, at a fixed exercise price, in the future. Restricted stock is common stock that is restricted or subject to forfeiture provisions. Restricted stock units are units evidencing the right to receive shares of common stock that are restricted or subject to forfeiture provisions.

We are seeking approval of the Incentive Plan because as of January 31, 2008, there are only 7,885,496 shares available for grant under the 2001 Stock Option Plan and the 2005 Stock Incentive Plan. We are requesting approval of the Incentive Plan to provide for additional shares for the Company to grant long-term incentives to its employees, and its terms will be substantially the same as the 2005 Stock Incentive Plan (as amended by the Board of Directors in January).

Schlumberger’s Board of Directors approved the Incentive Plan on January 17, 2008, subject to stockholder approval.

Summary of the Incentive Plan

The following summary of certain major features of the Incentive Plan is subject to the specific provisions contained in the full text of the Incentive Plan set forth as Appendix 1.

Purpose of the Incentive Plan

The Incentive Plan was adopted for the purpose of providing incentives to our key employees in order to:

•	retain employees with a high degree of training, experience and ability;
•	attract new employees whose services are considered unusually valuable;
•	encourage the sense of proprietorship of such persons; and
•	promote the active interest of such persons in our development and financial success.

Key Terms

The following is a summary of the key provisions of the Incentive Plan.

Award Types:	The following types of awards (collectively “awards”) are available for issuance under the Incentive Plan: • Non-qualified and incentive stock options. • Restricted stock and restricted stock units.

Term:	Awards may be granted under the Incentive Plan on or before January 17, 2018.

Eligible Participants:

All employees of Schlumberger and our subsidiaries who are executive, administrative, professional or technical personnel and who have responsibilities affecting the management, direction, development and financial success of the Company and our subsidiaries.

Persons who are executive officers on the date of grant may not receive restricted stock or restricted stock units that are not subject to performance-based vesting.

The Compensation Committee will determine which employees will participate in the Incentive Plan. As of January 31, 2008, approximately 10,100 employees are eligible to participate under our equity compensation plans, including the Incentive Plan.

Ineligible Participants:

The following persons are not eligible to participate in the Incentive Plan:

•      directors who are not also employees; and

•      any person who owns, directly or indirectly, stock possessing more than 5% of the total combined voting power or value of all classes of our stock.

Shares Available for Issuance under the Incentive Plan:

A total of 10,000,000 shares of Schlumberger common stock are subject to the Incentive Plan. No more than 1,500,000 shares are available for grants of restricted stock or restricted stock units. The number of shares available for issuance under the Incentive Plan is subject to adjustment to reflect stock splits, reorganizations and similar events.

The shares subject to issuance under the Incentive Plan consist of authorized and unissued shares or previously issued shares reacquired and held by us or any subsidiary. Under the following circumstances, shares that were once subject to issuance upon the exercise or vesting of awards may again become available for future grants under the Incentive Plan:

•      the forfeiture or termination of an award; and

•      the expiration of an unexercised stock option.

Shares Available for Issuance Under the Incentive Plan as a Percent of Outstanding Common Stock:	0.8%

Shares Available for Issuance Under All Equity Compensation Plans (including shares issuable pursuant to outstanding options) as a Percent of Outstanding Common Stock:	4.6%

Award Terms:	Stock options will have a term no longer than 10 years.

Vesting:

Stock options will not vest or become exercisable unless the optionee remains employed by us or a subsidiary for at least one year after the grant date, subject to certain vesting acceleration provisions that are applicable to deceased or disabled optionees. Otherwise, vesting is determined by the Compensation Committee (subject to specific provisions on death or other terminations of employment). Please read “Vesting and Exercise of Stock Options” below for more information.

Restricted stock and restricted stock units will be subject to a vesting schedule restriction period or holding period, or any combination thereof, totaling at least three years from the date of grant (the vesting, lapse, or termination of which may be no more rapid in combination than pro rata over three years, subject to early termination upon a termination of employment by reason of death or disability). Any restricted stock or restricted stock unit granted to a person who is an executive officer of Schlumberger on the date of grant will be subject to performance-based vesting and not solely to time-based vesting. Please read “Vesting of Restricted Stock and Restricted Stock Units” below for more information.

Not Permitted:

(1)    Granting of stock options at a price below the fair market value on the grant date;

(2)    Repricing, or reducing the exercise price of a stock option;

(3)    Substituting a new option grant with an exercise price lower than the exercise price of an outstanding option grant;

(4)    Reload grants;

(5)    Granting stock options that are exercisable less than one year after the grant date (other than due to death or disability);

(6)    Granting awards with respect to more than 750,000 shares to any one participant during the life of the Incentive Plan;

(7)    Granting restricted stock or restricted stock units to executive officers of Schlumberger that are not subject to performance-based vesting;

(8)    Granting stock appreciation rights; or

(9)    Accelerating vesting of stock options.

Vesting and Exercise of Stock Options

Vesting

Subject to specific provisions on death and termination of employment (described below), the Compensation Committee will determine at the time of grant when each stock option will vest, provided that no stock option may vest less than one year from the date of grant, subject to certain vesting acceleration provisions that are applicable to deceased or disabled optionees. The Compensation Committee’s current practice is to grant options that vest in five equal annual installments beginning on the first anniversary of the grant date. The Compensation Committee does not have the power to accelerate the vesting of options granted under the Incentive Plan.

Exercise Price

The exercise price of stock options granted under the Incentive Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant. As of January 31, 2008, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $74.58 per share.

Option Term

The option term may not be longer than 10 years.

Payment of Purchase Price

The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:

•	in cash or by certified check;
•	by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price; or
•	by a combination of the preceding methods.

Schlumberger may require, prior to issuing common stock under the Incentive Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements.

Termination of Employment

The following table summarizes the consequences under the Incentive Plan in the event an option holder’s employment terminates.

Reason for Termination of Employment	Vesting	Post-Employment Exercise Period

Voluntary termination or termination by the Company other than for cause	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time within three months after termination.

Termination by the Company for cause	Options forfeited immediately.	None.

Disability	Full vesting.	Exercisable at any time during the 60-month period after termination by disability or during the remainder of the option period, whichever is shorter.

Retirement	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination by retirement or during the remainder of the option period, whichever is shorter.

Death	Full vesting.	Exercisable at any time during the 60-month period after termination by death or during the remainder of the option period, whichever is shorter.

Regardless of the above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

If an optionee dies following termination of employment, but during the period in which the optionee would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the laws of descent and distribution will be entitled to exercise the option until the earlier of (i) 60 months following the date of the optionee’s termination of employment or (ii) the expiration of the original term. Death following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of the optionee’s termination of employment.

Vesting of Restricted Stock and Restricted Stock Units

A maximum of 1,500,000 shares may be the subject of restricted stock or restricted stock unit awards. The terms, conditions and limitations applicable to grants of restricted stock and restricted stock units will be determined by our Compensation Committee. Restricted stock and restricted stock units will be subject to a vesting schedule, restriction period or holding period, or any combination thereof, totaling at least three years from the grant date (the vesting, lapse, or termination of which may be no more rapid in combination than pro rata over three years), except that the Compensation Committee may provide for earlier vesting, lapse of restriction or end of holding period upon a termination of employment by reason of death or disability.

Any restricted stock or restricted stock unit granted to a person who is an executive officer of Schlumberger on the date of grant will be subject to performance-based vesting and not solely to time-based vesting. A performance-based award is an award that is subject to the attainment of one or more future performance goals. At the discretion of the Compensation Committee, certain performance-based awards may be intended to qualify as performance-based compensation under Section 162(m) of the Code, which generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation.

In making qualified performance-based awards, the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the participant, one or more business units, divisions or sectors of Schlumberger, or Schlumberger as a whole, or by comparison with a peer group of companies:

•      revenue measures;

•      net income measures (including, but not limited to, income after capital costs and income before or after taxes);

•      stock price measures (including, but not limited to, growth measures and total stockholder return);

•      market share;

•      earnings per share (actual or targeted growth);

•      earnings before interest, taxes, depreciation, amortization, and charges and credits;

•      economic value added;

•      cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities);

•      return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•      operating measures (including operating income, funds from operations, cash from operations, after-tax operating income and sales volumes);

•      expense measures (including, but not limited to, overhead cost and general and administrative expense);

•      margins;

•      proceeds from divestures;

•      total market value; and

•      corporate values measures (including ethics compliance, environmental and safety).

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

Transferability

Awards granted under the Incentive Plan are not assignable or otherwise transferable except by will or the laws of descent and distribution.

Administration

The Compensation Committee, which is made up of at least three directors who meet the applicable independence requirements of the New York Stock Exchange and all other applicable laws and regulations, will administer the Incentive Plan. The Compensation Committee has full power and authority to:

•	interpret the Incentive Plan and supervise its administration;
•	determine the persons to whom awards will be granted;
•	determine, subject to certain limitations, the number of shares to be covered by each award;
•	determine whether stock options will be designated “incentive stock options” or “non-qualified stock options”;
•	determine whether performance-based restricted stock and restricted stock unit awards will be designated “qualified performance-based awards”; and
•	determine all other terms of each award consistent with the provisions of the Incentive Plan.

The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.

Amendment or Termination

The Board of Directors may amend, alter, suspend or discontinue the Incentive Plan at any time as permitted by law, provided that the Board of Directors may not amend the Incentive Plan without the approval of the stockholders:

•

if, except as described below under “Adjustments,” the amendment would permit the decrease of the purchase price of a stock option after the grant date or grant to the holder of an outstanding stock option a new stock option with a lower exercise price in exchange for an outstanding stock option; or

•

if the amendment or alteration would constitute a material revision to the Incentive Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the New York Stock Exchange or such other securities exchange on which our common stock is listed.

Adjustments

In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefor in money, services or property, then the number of shares subject to the Incentive Plan will be proportionally adjusted and the number of shares of common stock with respect to which outstanding awards or other property subject to an outstanding award granted under the Incentive Plan shall:

•

in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of common stock shall be proportionately reduced; and

•	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of common stock shall be proportionately increased.

In the event of any reorganization, merger or consolidation where Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding awards will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such awards, be fully exercisable and vested and all holders will be given notice to permit exercise for 30 days prior to the cancellation of the awards as of the effective date of such event.

If Schlumberger merges or consolidates with one or more corporations and is the surviving entity, then a holder of Schlumberger awards granted pursuant to the Incentive Plan shall be entitled to receive, upon exercise or vesting, in lieu of the number of shares with respect to which the award is exercisable or vested, the number and class of shares of stock or other securities that the holder would have been entitled to receive pursuant to the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such award is then exercisable or vested.

U.S. Federal Income Tax Consequences

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the Incentive Plan may vary according to country of participation. Also, the tax consequences of participating in the Incentive Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options

Some of the options issued under the Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while other options granted under the Incentive Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference which may require payment of an alternative minimum tax.

On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option or within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or permanent and total disability (in which case the optionee has one year to exercise and obtain incentive stock option treatment), an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as Schlumberger, is entitled to deductions only to the extent allocable to “effectively connected income” which is subject to U.S. federal income tax.

Restricted Stock and Restricted Stock Units

A participant generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, he or she will recognize ordinary compensation income in the first taxable year in which his or her interest in the stock underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. In general, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the stock underlying the award when it is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to an award of restricted stock or restricted stock units. The tax basis of a participant in the stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized. Upon later disposition of stock received that has been held for the requisite holding period, the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the amount previously recognized as compensation income.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” Schlumberger will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules to the extent the deduction is allocable to “effectively connected income” which is subject to U.S. federal income tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by Schlumberger for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Compensation Committee may determine to designate awards granted to “covered employees” as performance-based compensation. However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of Schlumberger, balancing tax efficiency with long-term strategic objectives.

Equity Compensation Plan Information

The table below sets forth the following information as of the end of Schlumberger’s 2007 fiscal year for (1) all compensation plans previously approved by our stockholders and (2) all compensation plans not previously approved by our stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of such outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	35,718,782	$32.60	21,196,633
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	35,718,782	$32.60	21,196,633

Equity compensation plans approved by our stockholders include the Schlumberger 2005 Stock Incentive Plan as amended, the Schlumberger 1989 Stock Incentive Plan as amended, the Schlumberger 1994 Stock Option Plan as amended, the Schlumberger 1998 Stock Option Plan as amended, the Schlumberger 2001 Stock Option Plan, the Schlumberger 2005 Stock Incentive Plan and the Schlumberger Discounted Stock Purchase Plan and the Schlumberger Stock and Deferral Plan for Non-Employee Directors.

Required Vote

A majority of the votes cast is required for approval of the Incentive Plan, provided that the total vote cast on the proposal represents over 50% of all outstanding shares. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing over 50% of the outstanding shares, but will not otherwise have an effect on the vote.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the Schlumberger 2008 Stock Incentive Plan.

4. Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has been selected by the Board of Directors as the independent registered public accounting firm to audit the accounts of the Company for the year 2008. A majority of the votes cast is required to approve the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will attend the 2008 Annual General Meeting and will have the opportunity to make a statement and respond to questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2007 and 2006 annual financial statements and reviews of quarterly financial statements and other audit services and (ii) the other services described below that were billed in 2007 and 2006.

	Year Ended December 31,
	2007	2006
	(in thousands)
Audit Fees (1)	$12,954	$13,772
Audit-Related Fees (2)	1,062	1,036
Tax Fees (3)	500	410

Total	$14,516	$15,218

(1)	Includes fees for statutory audits.

(2)	Consists of fees for employee benefit plan audits and other audit-related items.

(3)	Consists primarily of fees for tax compliance and fees for tax advice and other permitted tax services.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s financial statements and the review of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all engagements of Schlumberger’s independent registered public accounting firm to provide services to the Company and its subsidiaries. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2007, no matters were taken on without pre-approval under the de minimis provisions of the Sarbanes-Oxley Act.

The Board of Directors Recommends a Vote FOR Item 4.

Stockholder Proposals for 2009 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2009 Annual General Meeting of Stockholders, written proposals must be received by the Secretary of the Company, 5599 San Felipe, 17th Floor, Houston, Texas 77056, no later than November    , 2008.

Pursuant to the rules under the Securities Exchange Act of 1934, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2009 Annual General Meeting if the stockholder making the proposal has not given notice to the Company by January    , 2009.

Other Matters

Stockholders may obtain a copy of Form 10-K filed with the Securities and Exchange Commission without charge by writing to the Secretary of the Company at 5599 San Felipe, 17th Floor, Houston, Texas 77056.

The Board of Directors knows of no other matter to be presented at the meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Ellen Summer
Secretary

Houston, Texas

February    , 2008

Appendix 1

SCHLUMBERGER 2008 STOCK INCENTIVE PLAN

(Effective January 17, 2008)

1. Purpose of the Plan

This Stock Incentive Plan (the “Plan”) is intended as an incentive to key employees of Schlumberger Limited (the “Company”) and its subsidiaries. Its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company.

2. Administration of the Plan

(a) Compensation Committee. The Board of Directors shall appoint and maintain a Compensation Committee (the “Committee”) which shall consist of at least three (3) members of the Board of Directors, none of whom is an officer or employee of the Company, who shall serve at the pleasure of the Board. No member of such Committee shall be eligible to receive Awards under this Plan during his or her tenure on the Committee.

(b) Committee Powers. The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. The Committee may from time to time grant incentive stock options and non qualified stock options (“Stock Options”) and restricted stock and restricted stock units (“Stock Awards”) under the Plan to the persons described in Section 3 hereof. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Stock Options and Stock Awards (collectively referred to as “Awards”) hereunder shall be granted, the number of shares to be covered by each Award except that no participant may be granted Stock Options or Stock Awards more than 750,000 shares of common stock during the life of the Plan, whether each Stock Option shall be designated an “incentive stock option” or a “non qualified stock option,” and all other terms of each Award consistent with the provisions of this Plan. If the exercise period of an outstanding Stock Option is continued following a holder’s termination of employment as provided in Section 5, and the holder engages in “detrimental activity” as described in Section 5, the Committee shall have the authority in its discretion to cause such option to be forfeited and certain option exercises thereunder to be rescinded as provided for in Section 5.

(c) Committee Liability. No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3. Grants of Awards

(a) Eligibility for Awards. The persons eligible for participation in the Plan as recipients of Awards shall include only employees of the Company or its subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986 as amended from time to time (the “Code”), and hereinafter referred to as “subsidiaries,” who are executive, administrative, professional or technical personnel who have responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries. No Director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. An employee may receive more than one grant of Awards at the Committee’s discretion including simultaneous grants of different forms of Awards.

(b) Discretion in and Documentation of Awards. The Committee in granting Awards hereunder shall have discretion to determine the terms and conditions upon which such Awards may vest and become exercisable, subject to and as further described in Section 5 and 6 of this Plan. Each grant of an Award shall be

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communicated, in the form and manner decided by the Committee, to the person to whom such Award is granted. In addition, the Committee may require that the grant be confirmed by an agreement, and may require that the optionee execute such agreement.

(c) Form of Awards. Awards may be granted in the following forms:

(i) a Stock Option, in accordance with Section 5, or

(ii) a Stock Award in accordance with Section 6, or

(iii) a combination of the foregoing.

(d) Employment for Plan Purposes. For purposes of this Plan, employment with the Company shall include employment with any subsidiary of the Company, and Awards granted under this Plan shall not be affected by an employee’s transfer of employment from the Company to a subsidiary, from a subsidiary to the Company or between subsidiaries.

(e) Payment of Purchase Price for Stock Options. The purchase price of the shares of Common Stock as to which a Stock Option is exercised shall be paid in full at the time of the exercise subject to such rules, procedures and restrictions as the Committee may prescribe from time to time: (i) in cash or by certified check; (ii) by the tender or delivery of shares of Schlumberger common stock with a Fair Market Value (as determined according to Section 5(b) of the Plan) at the time of exercise equal to the total option price; or (iii) by a combination of the methods described in (i) and (ii).

4. Shares of Common Stock Subject to the Plan

Subject to adjustment as provided in Section 8 hereof, there shall be subject to the Plan 10,000,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”). All of the shares of Common Stock authorized for issuance may be issued pursuant to Stock Options, including “incentive stock options” for purposes of Section 422 of the Code. No more than 1,500,000 shares of Common Stock of the shares authorized shall be available for the Stock Awards. The shares of Common Stock subject to the Plan shall consist of authorized and unissued shares or previously issued shares reacquired and held by the Company or any subsidiary. Until termination of the Plan, the Company and/or one or more subsidiaries shall at all times make available a sufficient number of shares of Common Stock to meet the requirements of the Plan. After termination of the Plan, the number of shares of Common Stock reserved for purposes of the Plan from time to time shall be only such number of shares of Common Stock as are issuable under then outstanding Awards.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated or expire unexercised shall not count against the aggregate plan maximum and shall again immediately become available for grants hereunder. Shares of Common Stock delivered under the Plan in settlement of an award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares of Common Stock against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board of Directors and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to the Plan.

5. Terms of Stock Options

(a) Incentive Stock Options. The Committee may designate a Stock Option as an “incentive stock option” for purposes of Section 422 of the Code, and any Stock Option that is not so designated shall not be an incentive stock option. Stock Options granted under this Plan which are designated as “incentive stock

2

options” may be granted with respect to any number of shares of Common Stock, up to the full number of shares of Common Stock subject to the Plan, provided that the aggregate Fair Market Value of such shares of Common Stock (determined in accordance with Section 5(b) of the Plan at the time the option is granted) with respect to which such options are exercisable for the first time by an employee during any one calendar year (under all such plans of the Company and any subsidiary of the Company) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any employee during any calendar year (under all plans of the employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

(b) Purchase Price; Fair Market Value. The purchase price of each share of Common Stock subject to a Stock Option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each share of Common Stock at either the fair market value (the “Fair Market Value”) of each share of Common Stock on the date the Stock Option is granted, or at such other price as the Committee in its sole discretion shall determine, but not less than one hundred percent (100%) of such Fair Market Value. After it is granted, no Stock Option may be amended to decrease the purchase price, no Stock Option may be granted in substitution for an outstanding Stock Option with a purchase price lower than the purchase price of an outstanding Stock Option and no Stock Option may be otherwise repriced directly or indirectly. The Fair Market Value of a share of Common Stock on a particular date shall be deemed to be the mean between the highest and lowest composite sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations, as reported for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded shall be the Fair Market Value.

(c) Permitted Restriction on Transfer of Option shares of Common Stock. At the time of the grant of a Stock Option, the Committee may determine that the shares of Common Stock covered by such option shall be restricted as to transferability when and if such shares of Common Stock are delivered upon exercise. If so restricted, such shares of Common Stock shall not be sold, transferred or disposed of in any manner, and such shares of Common Stock shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be communicated to the optionee in connection with the grant of the option to purchase such shares of Common Stock.

(d) Terms Related to Exercise.

(i) Exercise Schedule. Subject to the requirements of paragraphs (A) and (B) below, each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine and communicate to the optionee in communicating the grant of the option.

(A) No Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted (the maximum term established by the Committee with respect to a particular Stock Option is hereinafter referred to as the “Option Period”).

(B) Except in the case of death or disability (as described in Section 5(d)(iv)(B) or 5(d)(v)(B)), no Stock Option shall vest or become exercisable with respect to any portion of the shares of Common Stock thereunder unless and until the recipient remains in the employment of the Company or a subsidiary for a period of at least one (1) year from the date of grant of the option (which provision shall not be construed to impair in any way the right of the Company or subsidiary to terminate such employment).

(ii) Cumulative Exercise Rights. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued, such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

(iii) Reload. No Stock Option may include provisions that “reload” the option upon exercise.

(iv) Termination of Employment and Subsequent Events.

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(A) If the optionee’s employment with the Company is terminated with the consent of the Company and provided such employment is not terminated for cause (of which the Committee shall be the sole judge), the Committee may permit such Stock Option to be exercised by such optionee at any time during the period of three (3) months after such termination or the remainder of the Option Period whichever is less, provided that such option may be exercised only to the extent it was exercisable on the date of such termination.

(B) In the event an optionee dies while in the employ of the Company, any outstanding Stock Option shall automatically become fully vested and exercisable by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the “Post-Death Exercise Period.” The Post-Death Exercise Period shall commence on the date of the optionee’s death and shall end sixty (60) months thereafter or the remainder of the Option Period whichever is less.

(C) In the event an optionee dies after termination of employment but prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such option may be exercised by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the Post-Death Exercise Period but only to the extent exercisable by the optionee at the date of death. For purposes of this Section 5(d)(iv)(C), the Post-Death Exercise Period shall commence on the date of the optionee’s termination of employment and shall end sixty (60) months thereafter or the remainder of the Option Period whichever is less.

(D) If the optionee’s employment with the Company is terminated without the consent of the Company for any reason other than the death of the optionee, or if the optionee’s employment with the Company is terminated for cause, his or her rights under any then outstanding Stock Option shall terminate immediately. The Committee shall be the sole judge of whether the optionee’s employment is terminated without the consent of the Company or for cause.

(E) Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as hereinafter defined) within one year after termination of employment for any reason other than retirement or disability, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares of Common Stock subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within one year following termination of employment for any reason other than retirement or disability (which are addressed below in Section 5(d)(v)(D)), the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment and ending three months following such termination. For purposes of this Section 5, “detrimental activity” means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (4) is determined to have engaged (whether or not prior to termination) in either gross misconduct or criminal activity harmful to the Company, or (5) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.

(v) Retirement, Disability and Subsequent Events.

(A) If the optionee’s employment with the Company is terminated due to retirement, such Stock Option shall be exercisable by such optionee at any time during the period of sixty (60) months after such termination or the remainder of the Option Period, whichever is less (the “Retirement Exercise Period”), provided that such option may be exercised after such termination and before expiration only to the extent that it is exercisable on the date of such termination. For purposes of this Section 5(d)(v), “retirement” shall mean termination of the optionee’s employment with the Company and all affiliates at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all affiliates.

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(B) If the optionee’s employment with the Company is terminated due to disability, such Stock Option shall automatically become fully vested and exercisable. Such optionee may exercise the outstanding Stock Option at any time during the period of sixty (60) months after such termination or the remainder of the Option Period, whichever is less (the “Disability Exercise Period”). For purposes of this Section 5(d)(v), “disability” shall mean such disability (whether through physical or mental impairment) which totally and permanently incapacitates the Optionee from any gainful employment in any field which the Optionee is suited by education, training, or experience, as determined by the Committee in its sole and absolute discretion.

(C) In the event an optionee dies during the Retirement Exercise Period or the Disability Exercise Period, such Stock Option may be exercised by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution to the extent exercisable by the optionee at the date of death and to the extent the term of the Option Period has not expired within such Retirement Exercise Period or Disability Exercise Period.

(D) Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as defined in Section 5(d)(iv)(E)) within five years after termination of employment by reason of retirement or disability, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares of Common Stock subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within five years following termination of employment by reason of retirement or disability, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment by retirement and ending one year following such termination.

6. Stock Awards

An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations provided herein. Each Stock Award shall be subject to a vesting schedule, restriction period or holding period, or any combination thereof, totaling at least three years from the date of the Stock Award, provided that the Committee may provide for earlier vesting, lapse of restriction or end of holding period upon a termination of employment by reason of death or disability.

Any Stock Award granted to a person who is an executive officer of the Company at the time of grant shall be performance-based and not eligible for vesting based solely on the passage of time.

Without limiting the type or number of Stock Awards that may be made under the other provisions of this Plan, a Stock Award may be in the form of a performance award. The terms, conditions and limitations applicable to any performance awards granted to participants pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the amount of performance awards that will be paid out to the participant.

(a) Nonqualified Performance Awards. Performance Awards granted to participants that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine.

(b) Qualified Performance Awards. Performance Awards granted to participants under the Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a performance goal may be based on one or more business criteria that apply to the participant, one or more business units, divisions or sectors of the Company,

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or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance goal may include one or more of the following: Increased revenue; Net income measures (including but not limited to income after capital costs and income before or after taxes); Stock price measures (including but not limited to growth measures and total shareholder return); Market share; Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); Economic value added (“EVA®”); Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities); Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income and sales volumes); Expense measures (including but not limited to finding and development costs, overhead cost and general and administrative expense); Margins; Proceeds from dispositions; Total market value; and Corporate values measures (including ethics compliance, environmental, and safety).

Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to qualified performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those participants whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals for qualified performance Awards, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any qualified performance Awards made pursuant to this Plan shall be determined by the Committee.

7. Assignability

Awards granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution. Otherwise, Awards granted under this Plan shall be exercisable during the lifetime of the recipient, to the extent applicable, (except as otherwise provided in the Plan or in the documentation of the grant for Awards other than “incentive stock options”) only by the recipient for his or her individual account, and no purported assignment or transfer of such Awards thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Awards thereunder shall terminate and become of no further effect.

8. Taxes

The Committee may make such provisions and rules as it may deem appropriate for the withholding of taxes in connection with any Awards granted under the Plan. A participant, subject to such rules as the Committee may prescribe from time to time, may elect to satisfy all or any portion of the tax required to be withheld by the Company by transfer to the Company of shares of Common Stock theretofore and by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares of Common Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made. An optionee’s election pursuant to this section must be made on or before the date of exercise or vesting and must be irrevocable.

9. Reorganizations and Recapitalizations of the Company

(a) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or

6

consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.

(c) The shares of Common Stock with respect to which Awards may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the Awards or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares of Common Stock subject to the Plan shall be proportionately adjusted and the number of shares of Common Stock with respect to which outstanding Awards or other property subject to an outstanding Award granted hereunder shall:

(i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of Common Stock shall be proportionately reduced; and

(ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of Common Stock shall be proportionately increased.

(d) If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Awards granted hereunder, the recipient shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of shares of Common Stock as to which such Awards shall then be exercisable or vested the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Common Stock of the Company equal to the number of shares of Common Stock as to which such Awards shall be exercisable or vested. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of such Awards, all outstanding Awards shall be fully exercisable and vested by the Company and all holders given notice to permit exercise for 30 days prior to cancellation of the Awards as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company.

(e) The Committee shall have the authority to determine whether this Section 9 applies to any transaction or event and to determine any adjustment or other action that it deems appropriate under this Section 9.

10. Registration under Securities Act of 1933 and Exchange Listing

It is intended that the Awards and shares of Common Stock covered by the Plan will be registered under the Securities Act of 1933, as amended. At the time any shares of Common Stock are issued or transferred pursuant to an Award, such shares of Common Stock will have been listed (or listed subject to notice of issuance) on the New York Stock Exchange.

11. Plan Term

The Plan shall be effective January 17, 2008, subject to stockholder approval at the next annual meeting of stockholders. No Awards shall be granted pursuant to this Plan after January 17, 2018.

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12. Amendment or Termination

The Board of Directors may amend, alter, suspend or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders:

(a) if, except as contemplated by Section 9 of the Plan, the amendment would permit the decrease of the purchase price of a Stock Option after the grant of the Stock Option or grant to the holder of an outstanding Stock Option, a new Stock Option with a lower purchase price in exchange for the outstanding Stock Option; or

(b) if the amendment or alteration would constitute a material revision to the Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the New York Stock Exchange or such other securities exchange on which the Company’s Common Stock is listed.

No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any option or right theretofore granted under the Plan.

13. Government Regulations

Notwithstanding any of the provisions hereof or of any Award granted hereunder, the obligation of the Company or any subsidiary to sell and deliver shares of Common Stock under such Award to make cash payments in respect thereto shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the recipient shall not exercise or convert any Award granted hereunder, and the Company or any subsidiary will not be obligated to issue any shares of Common Stock or make any payments under any such Award if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority.

14. Non-United States Participants

The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

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Schlumberger Limited (Schlumberger N.V.)

Proxy Solicitation on Behalf of the Board of Directors

Annual General Meeting of Stockholders

P R O X Y

The undersigned, having received the Notice and Proxy Statement of the Annual General Meeting of Stockholders and the 2007 Annual Report to Stockholders, hereby appoints Willem van Bokhorst, Aede Gerbranda, Jan A.E. Koning, Martijn Moerdijk and Philomena Thomas and each of them proxies, with power of substitution, to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the meeting, all my (our) shares of record of Schlumberger Limited (Schlumberger N.V.) at the Annual General Meeting of Stockholders to be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao, Netherlands Antilles on April 9, 2008, and at any adjournment or adjournments thereof.

If no other indication is made, the proxies will vote FOR the election of the director nominees and FOR Proposals 2, 3 and 4.

SEE REVERSE SIDE	Continued and to be signed on reverse side	SEE REVERSE SIDE

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.investorvote.com/slb	OR	Vote-by-Telephone 1. Call toll-free: 1-800-652-8683 If outside the Continental U.S., call collect on a touch-tone phone: 1-781-575-2300

If you vote over the Internet or by telephone, please do not mail your card.

Proxies voted by Telephone or Internet must be received by

11:59 P.M. EDT – April 8, 2008

☒	Please mark votes as in this example

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations. Directors recommend a vote FOR items 1, 2, 3 and 4.
						FOR	AGAINST	ABSTAIN
1.

Election of 12 Directors

Nominees (01) P. Camus, (02) J.S. Gorelick,

(03) A. Gould, (04) T. Isaac, (05) N. Kudryavtsev,

(06) A. Lajous, (07) M.E. Marks, (08) D. Primat, (09) L. R. Reif, (10) T.I. Sandvold,

(11) N. Seydoux, (12)L.G. Stuntz

					2. Adoption and approval of Financials and Dividends	☐	☐	☐
					3. Approval of adoption of the Schlumberger 2008 Stock Incentive Plan 4. Approval of independent registered public accounting firm	☐ ☐	☐ ☐	☐ ☐
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐	__________________________________				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
For all nominees except as noted above

Please sign names exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give full title as such.

Please sign, date and return in the enclosed envelope.

Signature: __________________________	Date: __________	Signature: __________________________	Date: __________